EXHIBIT 10.36
HIGHWOODS REALTY LIMITED PARTNERSHIP

SCI SERVICES, INC.

BUILD-TO-SUIT LEASE

TABLE OF CONTENTS

Section 1: Basic Definitions and Provisions
1.1	Base Building
1.2	Building
1.3	Commencement Date
1.4	Common Areas
1.5	Delivery Date(s)
1.6	Land
1.7	Premises
1.8	Project
1.9	Project Architect
1.10	Project Plans and Project Outline Specifications
1.11	Project Schedule
1.12	Rent Comments Data
1.13	Space Plans
1.14	Substantial Completion or Substantially Complete
Section 2. Leased Premises
a.	Lease of the Premises
b.	Rentable Square Foot Determination
c.	Common Areas
Section 3: Construction: Space Plan
a.	Construction of the Project
b.	Completion Dates; Delayed Completion
c.	Condition Precedent
Section 4: Term
a.	Initial Term
b.	Option to Renew
c.	Landlord Assignment Rights
Section 5: Use
a.	Permitted Use
b.	Prohibited Uses
c.	Prohibited Equipment in Premises
Section 6: Rent
a.	Payment Obligations
b.	Base Rent
c.	Additional Rent
Section 7: Security Deposit
a.	Security Deposit
b.	Letter of Credit
Section 8: Services by Landlord
a.	Base Services
b.	Landlord's Maintenance
c.	No Abatement
d.	Tenant's Obligation to Report Defects
e.	Limitation on Landlord's Liability
f.	Tenant’s Self-Help Rights
Section 9: Tenant’s Acceptance and Maintenance of Premises
a.	Acceptance of Premises
b.	Tenant’s Maintenance
c.	Alterations to Premises
d.	Restoration of Premises
e.	Landlord's Performance of Tenant's Obligations
f.	Construction Liens
Section 10: Property of Tenant
a.	Property Taxes
b.	Removal
Section 11: Signs
Section 12: Access to Premises
a.	Tenant's Access
b.	Landlord's Access
c.	Emergency Access
Section 13: Tenant’s Compliance
a.	Laws
b.	Rules and Regulations
Section 14: ADA Compliance
a.	Tenant's Compliance
b.	Landlord's Compliance
c.	ADA Notices
Section 15: Insurance Requirements
a.	Tenant's Liability Insurance
b.	Tenant's Property Insurance
c.	Certificates of Insurance
d.	Insurance Policy Requirements
e.	Landlord's Property Insurance
f.	Landlord’s Liability Insurance
g.	Mutual Waiver of Subrogation
Section 16: Indemnity
a. Tenant’s Indemnity
b.Defense Obligation
c.Landlord’s Indemnity
d.Defense Obligation
Section 17: Quiet Enjoyment
Section 18: Subordination; Attornment; Non-Disturbance; and Estoppel Certificate
a. Subordination and Attornment
b. Non-Disturbance
c. Estoppel Certificates
Section 19: Assignment - Sublease
a. Landlord Consent
b. Definition of Assignment
c. Permitted Assignments/Subleases
d. Notice to Landlord
e. Prohibited Assignments/Subleases
f. Limitation on Rights of Assignee/Sublessee
g. Tenant Not Released
h. Landlord's Right to Collect Sublease Rents Upon Tenant Default
i. Excess Rents
j. Landlord's Fees
k. Unauthorized Assignment or Sublease
Section 20: Damages to Premises
a. Landlord's Restoration Obligations
b. Termination of Lease by Landlord
c. Termination of Lease by Tenant
d. Rent Abatement
e. Waiver of Claims
f. Highwoods II Casualty
Section 21: Eminent Domain
a. Effect on Lease
b.Right to Condemnation Award
c.Highwoods II Taking
Section 22: Environmental Compliance
a. Environmental Laws
b. Tenant's Responsibility
c. Tenant's Liability
d. Limitation on Tenant's Liability
e. Inspections by Landlord
f. Landlord's Liability
g. Property
h. Tenant's Liability after Termination of Lease
Section 23: Default
a. Tenant's Default
b. Landlord's Remedies
c. Attorneys Fees/Costs
d. Remedies Cumulative
e. No Accord and Satisfaction
f. No Reinstatement
g. Unlawful Detainer
Section 24: Landlord Default
Section 25: Bankruptcy
a. Trustee's Rights
b. Adequate Assurance
c.Assumption of Lease Obligations
Section 26: Notices
a.	Addresses
b.	Form; Delivery; Receipt
c.	Address Changes
d.	Notice by Legal Counsel
e.	Notice During Construction Period
f.	Rent Payment Address
Section 27: Holding Over
Section 28: Rooftopp Licenseight to Relocate
a.	Grant
b.	Gran Non-Exclusive
c.	Term
d.	Use
e.	Termination
f.	Rent
g.	Equipment
h.	Equipment Installation
i.	Tenant’s Covenants
j.	Utility Service
k.	Acces
l.	Relocation
m.	Removal
n.	Assignment - Sublicense
Section 29: Broker’s Commissions
a.	Broker
b.	Landlord's Obligation
c.	Indemnity
Section 30: Miscellaneous
a.	No Agency
b.	Force Majeure
c.	Limitation on Damages
d.	Satisfaction of Judgments Against Landlord
e.	Interest
f.	Legal Costs
g.	Sale of Premises or Building
h.	Time of the Essence
i.	Transfer of Security Deposit
j.	Tender of Premises
k.	Tenant’s Financial Statements
l.	Recordation
m.	Partial Invalidity
n.	Binding Effect
o.	Entire Agreement
p.	Good Standing
q.	Terminology
r.	Headings
s.	Choice of Law
t.	Effective Date
Section 31: Special Conditions
Section 32: Addenda and Exhibits

a. Lease Addendum Number One- “Additional Rent - Operating Expense
Pass Throughs”
b. Exhibit A - Owens and Minor Land
c. Exhibit B - Project Plans
d. Exhibit C-1 - Preliminary Project Outline Specifications
e. Exhibit C-2 - Base Building vs. Tenant Improvements
f. Exhibit D - Project Schedule
g. Exhibit E - Clancy & Theys Tenant Improvement Contract
h. Exhibit F - High Demand Electrical Equipment
i. Exhibit G - Intentionally Deleted
j. Exhibit H - Janitorial Specifications
k. Exhibit I - Rules and Regulations
l. Exhibit J - Rooftop Equipment

BUILD-TO-SUIT LEASE

THIS BUILD-TO-SUIT LEASE (the “Lease”) is made as of the tenth day of May, 2004, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Landlord”) and SCI SERVICES, INC., a Virginia corporation (“Tenant”), and provides as follows:

RECITALS
Tenant leases space from Landlord in the Highwood II office building located at 4860 Cox Road, Glen Allen, Virginia (“Highwoods II”) pursuant to that certain Amended and Restated Deed of Lease between Landlord and SCI effective as of November 15, 2001 (the “SCI Lease”). Tenant desires to lease space in a building (the “Building”) to be constructed by Landlord on land to be acquired by Landlord, as more particularly show on the survey attached hereto as Exhibit A (the “Owens and Minor Site”) adjacent to Highwoods II. Upon the terms and conditions hereinafter set forth, Landlord has agreed to construct such new building and lease space therein to Tenant on the condition that Tenant enter into this Lease.

1. BASIC DEFINITIONS AND PROVISIONS. The following basic definitions and provisions apply to this Lease:

1.1 Base Building. The items of construction and those improvements required to be furnished or performed by Landlord, at its expense, in accordance with the Project Plans, the Project Outline Specifications (as hereinafter defined) and the Base Building versus Tenant Improvements attached to this Lease as Exhibit C-2.

1.2 Building. A four-story office building consisting of approximately 110,000 to 120,000 net rentable square feet (“NRSF”) to be constructed adjacent to Highwoods II on the Owens and Minor Site. The Building and Highwoods II will be connected by a one-story enclosed connector, which shall be a part of the Building. The address of the Building shall be determined. The NRSF of each floor of the Building shall be measured by Landlord or its designated agent using the Computer Aided Drafting and Design (“CADD”) system based on the American National Standard Method of Measuring Floor Area in Office Buildings, ANSI Z65.1-1996, published by the Building Owners and Managers Association International (the “BOMA Standards”) (as opposed to field surveys) as soon as practicable during the construction of the Building. Landlord shall notify Tenant in writing of Landlord’s determination of such measurements and the calculation of NRSF of the Building and each floor thereof promptly following such measurement, and such measurements shall be confirmed by Landlord and Tenant pursuant to the provisions of Section 1.7 hereof.

1.3 Commencement Date. The date of Substantial Completion. Except as provided in Section 3 below, Landlord shall pursue construction of the Project and the Building with due diligence and continuity so as to cause Substantial Completion of the Project and the Building to occur on or before July 1, 2005.

1.4 Common Areas. All areas, improvements, facilities and equipment from time to time designated by Landlord for the common use or benefit of the Tenant of the Building and their officers, partners, directors, employees, licensees, customers, contractors, and invitees (“Agents”), including, without limitation, entrances and exits, landscaped areas, exterior lighting, loading areas, pedestrian walkways, sidewalks, courtyards, concourses, stairs, exterior ramps, exterior utility lines and facilities, lobbies, elevators and their housing and rooms, common window areas, common walls, common ceilings, common trash areas, parking areas and any structured parking facility built to serve the Building.

1.5 Delivery Date(s). The date(s) access to portions of the Building is turned over to Tenant for purposes of installing Tenant’s telecommunications and data wiring and cable (collectively, “Tenant’s Wiring”), and Tenant’s furniture, fixtures and equipment not constructed or installed as part of construction of the Tenant Improvements, as set forth in Section 3(b)(iii) (collectively, “Tenant’s Property”). Tenant shall have access to the Premises for the purpose of installing Tenant’s Wiring when the Building is in Communications Ready Condition. For purposes of this Lease, “Communications Ready Condition” shall mean that the communications room serving the Building and the Premises, together with any raised flooring, electrical connections, and the cooling system serving Tenant’s communications room is complete, the UPS system serving the Premises is installed and operational (the system may be powered by a temporary generator). Landlord shall pursue construction of the Building with due diligence and continuity so as to cause the Building to be in Communications Ready Condition by May 15, 2005. In addition, Tenant shall have access to portions of the Premises for the purpose of installing Tenant’s Property when the Premises or a portion thereof are in Floor Ready Condition. For purposes of this Lease, “Floor Ready Condition” shall mean that any floor (or any portion thereof) within the Premises and the Tenant Improvements are sufficiently complete to allow Tenant to install Tenant’s Property. Landlord shall pursue construction of the Premises and the Tenant Improvements with due diligence and continuity so as to cause the entire Premises to be in Floor Ready Condition by a date sufficient to enable Tenant to install Tenant’s Property in the Premises by July 1, 2005 (the anticipated date of Substantial Completion). Landlord understands that Tenant is required to provide its furniture vendor with three (3) weeks advance notice of the date Tenant desires furniture to be delivered and installed in the Premises. To that end, during the periodic planning meetings between Landlord and Tenant, Landlord will provide Tenant with a schedule of dates that certain floors (or portions thereof) are expected to be in Floor Ready Condition so that Tenant can coordinate delivery and installation dates with its vendors in advance. If Landlord achieves Substantial Completion before July 1, 2005, the target date for causing the Building to be in Communications Ready Condition will be advanced accordingly from May 15, 2005.

1.6 Land. The parcel of land located in the Innsbrook Corporate Park upon which the Project is to be developed, referred to as the Owens and Minor Site, as shown on Exhibit A attached hereto.

1.7  Premises. The Premises shall consist of all the NRSF in the Building, including the connector between the Building and Highwoods II, the bathrooms, and the maintenance, communications and utility rooms and closets in the Building. Within five (5) business days following the Commencement Date, Landlord and Tenant agree to execute an amendment to this Lease accomplishing the following:

(a) Confirming the size, location and configuration of the Premises and the Building, and attaching, in lieu of the Preliminary Plans, final floor plans of each of the floors in the Building containing the Premises; and

(b) Confirming the number of square feet of NRSF within the Premises and the Building. All measurements shall be made using the CADD system based on the BOMA Standards (as opposed to field surveys); provided, however, that either party shall have the right, within 30 days following the delivery of written notice of such measurement to Tenant, to request field surveys by the Project Architect (the cost of which shall be paid solely by the requesting party), and, if such field surveys reveal that the total NSRF of the Premises or the Building, as determined based upon Landlord’s CADD measurements and BOMA Standards requirements was incorrect by more than 1/2 of 1% then the NSRF of the Premises or the Building, as the case may be, shall be corrected to be based upon the measurements determined by the Project Architect; provided, however, that within thirty (30) days following the delivery to Tenant of written notice of the Project Architect’s measurements, Tenant, at its sole cost and expense, may elect to have Tenant’s architect determine such measurements (“Tenant’s Architect”). If one of the parties elected to have the Project Architect perform field surveys and the NRSF of the Premises or the Building, as determined based upon Tenant’s Architect’s measurements differs at all from the total NRSF of the Premises or the Building based upon the Project Architect’s measurements, then the final determination of the NRSF of the Premises and the Building shall be made based on the measurements chosen by an independent architect jointly selected by Landlord and Tenant, provided that such independent architect shall be limited to choosing either (i) the Project Architect’s measurements or Landlord’s CADD measurements, as the case may be, or (ii) the measurements of Tenant’s Architect, whichever measurements such independent architect shall believe to be more nearly correct. The fees and expenses of the independent architect shall be shared equally by Landlord and Tenant. Until such time as the NRSF is determined and an amendment executed, Tenant shall pay all amounts payable hereunder, including but not limited to Base Rent in accordance with the terms hereof. The foregoing calculations shall in all events be subject to field measurements after completion of the Building and any adjustment in such calculations shall be made at that time.

1.8 Project. The Land, the Building, the Premises, the Building parking facilities, landscaping, all improvements and all replacements and additions to the Building or the parking area, now or hereafter standing upon or constructed on or under the Land, and in general conformity with the Project Plans and the Project Outline Specifications for the Project.

1.9 Project Architect. CMSS Architects, Virginia Beach, Virginia, which is the architectural firm selected and employed by the Landlord for architectural and engineering services for the Base Building.

1.10 Project Plans and Project Outline Specifications. The “Project Plans” shall mean the final working drawings and plans for the construction of the Project approved by Landlord and Tenant which shall be consistent with the preliminary plans and elevation drawings (the “Preliminary Plans”) shown on Exhibit B attached hereto. The “Project Outline Specifications” shall mean the final working specifications for the Project approved by Landlord and Tenant which shall be consistent with the preliminary specifications for the Project as generally described in Exhibit C attached hereto (the “Preliminary Specifications”).

1.11	Project Schedule. The schedule of dates described in Exhibit D attached hereto.

1.12 Rent Commencement Date.  One month after the Commencement Date. Provided the Commencement Date occurs on July 1, 2005, the Rent Commencement Date shall occur on August 1, 2005.

1.13 Space Plans. The drawings for the interior use by Tenant of the Premise, as the same may be modified or revised, prepared by the Project Architect or another reputable architectural or design firm mutually agreeable to Landlord and Tenant (the “Space Planner”). The improvements contemplated by the Space Plans shall be collectively referred to as the “Tenant Improvements.”

1.14 Substantial Completion or Substantially Complete. The date when the Project is complete, including, but not limited to, completion of the HVAC systems, plumbing and Common Areas, the Tenant Improvements contemplated by the approved Space Plans, the connector between the Building and Highwoods II, and landscaping, paving and other site work on the Land, so that (i) the Project Architect has issued a certificate of substantial completion for the Project, (ii) the County of Henrico has issued a temporary or conditional certificate of occupancy for the Building and the Premises sufficient to permit Tenant’s occupancy of the entire Premises for the purposes specified in this Lease, (iii) the parking area is complete and useable, and (iv) the only work remaining to be performed by the Landlord consists of Punch-List items (as hereinafter defined). Tenant agrees that any actual delay in Landlord’s completion of the Building or the Tenant Improvements caused by Tenant or Tenant’s contractor(s) (a “Tenant Delay”) (including, without limitation, delays resulting from Tenant’s installation of Tenant’s Wiring and Tenant’s Property after the Delivery Date(s) to the extent that such interference does, in fact, cause a material delay, Tenant requested change orders approved by Landlord, and Tenant delays in meeting the deadlines set forth in the Project Schedule, which delay actually results in a delay in the issuance of a certificate of occupancy for the Premises, shall not delay the occurrence of Substantial Completion beyond the date when all other conditions to Substantial Completion have occurred, or would have occurred but for the Tenant Delay. Landlord and General Contractor will alert Tenant at regular weekly construction progress meetings of Tenant Delays or actions that have caused or might cause delay in Landlord’s meeting the Commencement Date of July 1, 2005, and Landlord agrees to give Tenant timely notice (but in all events within ten (10) days) of any event or circumstance of which Landlord is aware that constitutes a Tenant delay in installing Tenant’s Property. Landlord and Tenant shall cooperate to obtain the necessary bids and pricing for the construction of the Tenant Improvements and to determine the availability of materials that could cause a Tenant Delay in Substantial Completion beyond July 1, 2005. For those items identified by Landlord as a Tenant Delay, Tenant shall, within five (5) days after such determination, notify Landlord that it will either (i) accept such items as Tenant Delay items or (ii) substitute materials that would eliminate such delay.

2.	LEASED PREMISES.

a. Lease of the Premises. In consideration of the agreements contained herein, Landlord hereby leases the Premise to Tenant and Tenant leases the Premises from Landlord, for the Term and upon the terms and conditions set forth in this Lease. Tenant shall have the non-exclusive right, together with other tenants of the Building and their Agents, to use the Common Areas as an appurtenance to the Premises. The Premises are leased subject to all present covenants, conditions and restrictions of record which affect the Building, including without limitation those certain limitations contained in the Innsbrook Protective Covenants, dated as of September 25, 1981, recorded in the Clerk’s Office, Circuit Court of Henrico County, Virginia, in Deed Book 1891, page 1106, as amended (the “Innsbrook Protective Covenants”). During the Term, Landlord and Tenant will endeavor in good faith and will use reasonable efforts to comply with the Innsbrook Protective Covenants.

b. Rentable Square Foot Determination. The NRSF of the Premises as set forth in Section 1.7 shall be conclusive for all purposes with respect to this Lease.

c. Common Areas. Tenant shall have non-exclusive access to the Common Areas of the Building. Landlord has the exclusive right to (i) designate the Common Areas, (ii) change the designation of any Common Area and otherwise modify the Common Areas, and (iii) permit special use of the Common Areas, including temporary exclusive use for special occasions, provided that, any such change by Landlord in or to the Common Areas shall not deprive Tenant of access to the Premises, unreasonably interfere with the use of the Premises, or reduce the NRSF of the Premises or the number of parking spaces provided to Tenant under this Lease. Tenant shall not interfere with the rights of others to use the Common Areas. All use of the Common Areas shall be subject to reasonable rules and regulations promulgated by Landlord (the “Rules and Regulations”).

3.	CONSTRUCTION; SPACE PLAN.

a. Construction of the Project. Landlord shall at its expense construct the Project in a good and workmanlike manner and in accordance with all applicable federal, state and local laws, codes and ordinances, and in compliance with all private restrictions applicable to the Land, including the Innsbrook Covenants, and substantially in accordance with the Project Plans, the Project Outline Specifications, the Space Plans and the Project Schedule. The general contractor shall be Clancy & Theys Construction Company (the “General Contractor”). The Project will be designed and constructed as a Class A suburban office building comparable to other Class A office buildings in the Innsbrook Corporate Center, Glen Allen, Virginia. Landlord acknowledges that Tenant has made its decision to enter into this Lease based partly on Tenant’s understanding of the present Preliminary Plans and the Preliminary Specifications for the design and construction of the Project. Landlord hereby represents and agrees that prior to the Commencement Date, it will not change the final Project Plans and the Project Outline Specifications for the Project or any of the Common Areas without first obtaining Tenant’s consent, if such change in the Project Plans and the Project Outline Specifications would alter (i) the configuration of the Building, (ii) the Common Areas of the Building, (iii) ingress or egress to the Project, the Building or the Premises, (iv) the configuration of the floors in the Building on which the Premises are located, or (v) the quality and quantity of the Building materials and systems or the design of the Building or to any of the Common Areas as shown on the Project Plans and the Project Outline Specifications for the Building. Notwithstanding the foregoing sentence, Landlord shall be permitted to make minor changes in the Project Plans and the Project Outline Specification, including adjustments to provide for value engineering or design, without obtaining Tenant’s consent. If Tenant’s consent is required for any change, Landlord shall submit changes in the Project Plans and the Project Outline Specification to Tenant for its approval, however, Tenant’s approval shall not to be unreasonably withheld or delayed. If Tenant does not advise Landlord in writing of its disapproval of the changes, and a detailed explanation of the reasons therefor, within ten (10) days after Tenant’s receipt of the details of the proposed changes, the same shall be deemed approved by Tenant in all respects. If, after completion of the approved Space Plans, Tenant approves Landlord’s changes to the Project Plans and the Project Outline Specifications requiring Tenant approval, Landlord and Tenant agree to cooperate with each other to make such modifications to the Space Plans, at Landlord’s expense, as may be necessitated by such changes, so long as such modifications do not adversely affect Tenant’s ability to implement the Space Plans or delay Substantial Completion of the Project or alter the overall design of the Project. The Project Schedule shall be modified as appropriate as a result of such modifications to permit Landlord reasonable additional time to complete construction of the Building.

b. Completion Dates; Delayed Completion. (i) Landlord shall pursue construction of the Project and the Building with due diligence and continuity so as to cause Substantial Completion of the Project and the Building to occur by July 1, 2005. Tenant's taking of total or partial occupancy of the Building after the Delivery Date(s) shall not relieve Landlord of its obligation to proceed diligently to complete any Tenant Improvements by July 1, 2005, or to correct any patent or latent defects associated with the Building including all punch-list items.

(ii) An as-built set of plans for the Base Building provided by the General Contractor shall be furnished to Tenant upon completion of the Base Building.
(iii) To assure achieving Substantial Completion of July 1, 2005, Landlord agrees to accommodate Tenant’s need to have access to portions of the Premises during construction of the Base Building for the purpose of installing Tenant’s Property and Tenant’s Wiring. Tenant, Landlord and representatives of Landlord’s General Contractor will coordinate such access by Tenant and Tenant’s vendors and contractors. Tenant agrees that the work of Tenant and Tenant’s vendors and contractors will be conducted in such a way so as to minimize disruption of construction of the Project, and will be subject to such rules and requirements as Landlord’s general contractor may reasonably impose. Tenant and Landlord understand that access will be coordinated at different times for different work by Tenant, and will be permitted as circumstances permit, in the reasonable discretion of Landlord’s general contractor.

(iv) On the Commencement Date, Landlord and Tenant shall inspect the Premise and prepare a list of all items reasonably necessary to be completed in the Premise which, in the aggregate, are minor in character and do not materially interfere with Tenant’s beneficial use and occupancy of the Premises and the Common Areas, (the “Punch-List”), which Punch-List shall be initialed by a representative of both Landlord and Tenant. Landlord shall endeavor to complete all Punch-List items prior to the Rent Commencement Date. If Landlord has failed to complete any items on the Punch-List within sixty (60) days after the Commencement Date, Tenant shall notify Landlord thereof in writing and if Landlord does not complete such punch-list items within thirty (30) days after receipt of such notice, Tenant shall have the right to complete such item or items and Landlord shall reimburse Tenant for the reasonable cost thereof within ten (10) days after receipt of Tenant’s statement, and if Landlord fails to make such reimbursement within ten (10) days after demand therefor, Tenant may deduct such costs and expenses, together with interest thereon, from any Rent thereafter accruing hereunder; provided, however, if Landlord in good faith disputes Tenant’s right to offset the amount claimed, Tenant shall have the right, until such dispute is resolved, to offset only the amount that is not in dispute.

(v) Landlord agrees that Tenant and Tenant’s Agents shall have the right, but not the obligation, to inspect periodically the work being performed on the Project. Such Tenant inspections will require advance notice to Landlord. Moreover, such Tenant inspections shall not relieve Landlord of its obligation to timely construct the Project in strict accordance with the approved Project Plans and the Project Outline Specifications. If Tenant’s inspections reveal deficiencies in the quality of workmanship or noncompliance with the approved Project Plans and the Project Outline Specifications or the integrity of improvements, Landlord shall remedy such deficiencies at its cost without delay to the Project Schedule. Tenant agrees that neither Tenant nor its Agents will interfere with the contractors, subcontractors or Agents of Landlord, and Tenant agrees to indemnify and hold Landlord harmless from any liability, damage, loss or costs incurred or suffered by Landlord as a result of Tenant’s actions on the Premises during construction of the Project.

(vi) During construction of the Project, Landlord will prepare and send to Tenant the following three (3) reports (until Substantial Completion of the Project); (a) a monthly report listing all general categories of activity on the Project and detailing all progress, delays, or other occurrences of significance regarding the Project, (b) a monthly, updated CPM schedule that details (i) all past, present and future construction activities and projects, including, without limitation, outstanding change orders whether approved or not, and notice of any actual or potential Tenant Delay, and (ii) all delays to critical items and Landlord's plan (to be enacted at Landlord’s cost) to regain the Project Schedule; and (c) a monthly report with a detailed summary and status report of the Project’s progress in all general categories of activity. Finally, Landlord will prepare an updated Project Schedule on a monthly basis as indicated above. Landlord agrees to require the General Contractor to notify Landlord of any potential delay or problem involving Tenant of which the General Contractor is aware that may give rise to a Tenant Delay and Landlord shall promptly bring such matter or matters to Tenant’s attention.

(vii) Landlord and Tenant respectively agree to use good faith efforts to meet the date of Substantial Completion of the Project scheduled herein and otherwise to abide by the Project Schedule.

(viii) Landlord will provide an allowance (the “Allowance”) of $18.00 per NRSF. Tenant shall use the Allowance to pay the costs of (i) the Tenant Improvements beyond the Base Building, (ii) preparing Tenant’s construction documents for the Tenant Improvements, (iii) installation of Tenant’s communications and telephone equipment, (iv) installation of Tenant’s Property; and (vi) interior space planning design and decorating services. Any unused portion of the Allowance may be used to pay for moving expense, relocation expense, and future refurbishment of the Building or the Tenant’s leased premises in Highwoods II. If the budget approved by Tenant to complete the Tenant Improvements exceeds the Allowance, Tenant will deposit with Landlord one-half the amount of the excess cost at the time of approval of the construction drawings to implement the Space Plans, and will pay the balance promptly upon Substantial Completion. The General Contractor will be the contractor for construction of the Tenant Improvements. The Allowance shall be applied to all bills and costs submitted for construction of the Tenant Improvements. Landlord shall disburse all payments due in connection with the Tenant Improvements directly to the General Contractor and to any other appropriate parties as and when due. Landlord shall cause all invoices or statements for labor, materials, fixtures, stored material and equipment constituting the Tenant Improvements to be paid in full when due, and shall cause the Tenant Improvements to be completed free of mechanics’ and materialmens’ liens and claims. A copy of the contract with the General Contractor for the Tenant Improvements is attached hereto as Exhibit E. The General Contractor will solicit competitive bids for all major trades of work except MEP subcontractors working on the Base Building, which will be competitively bid for both the Base Building and the Tenant Improvements. Landlord and Tenant will agree in advance on the contractor’s fee to be paid the General Contractor for the Tenant Improvement construction services.

(ix) Landlord shall use environmentally friendly and sensitive materials in the construction of the Building, provided such materials are of equal or greater quality, durability, reliability and availability as those customarily used by Landlord in construction of similar Class A office buildings in the Innsbrook Office Park, and of no greater cost to Landlord. Throughout the Term, Landlord will maintain an indoor air quality monitoring program to insure that the Building is in compliance with ASHRAE Standard 62-1989. Tenant and Landlord will work together to identify and incorporate into the design and construction of the Building and Premises economical methods and systems mutually agreeable to Landlord and Tenant and consistent with the Base Building HVAC system to further Tenant’s desire to achieve in the Premises Leadership in Energy and Environmental Design (“LEED”) air quality standards. Landlord and Tenant will work with the Project Architect to identify mutually agreeable LEED items.

(x) Landlord will provide Tenant a refurbishment allowance of $5.50 per NRSF after the sixth anniversary of the Commencement Date. The refurbishment work will be performed by Landlord.

(xi) In connection with this Lease, Landlord and Tenant acknowledge and agree that once the entire Premises are Substantially Complete and all of Tenant’s Property is installed, Tenant will need three (3) weekends to relocate its business to the Premises from its existing space located at 4860 Cox Road, Richmond, Virginia (the “Liberty Space”) leased from Liberty Property Limited Partnership (“Liberty”). The parties further acknowledge that due to the nature of Tenant’s mortgage business, Tenant will be unable to relocate any portion of its business to the Premises during the last weekend of any month, and therefore, the relocation may not occur over three (3) consecutive weekends. Therefore, if the Commencement Date occurs after July 8, 2005, Tenant may be required to remain in possession in the Liberty Space for an additional period of time in order to accomplish its relocation. Therefore, if the Commencement Date occurs after July 8, 2005, for any reason other than Tenant Delays and Tenant is required to remain in possession of the Liberty Space in order to accomplish its relocation to the Premises, then in such event Landlord shall pay or credit to Tenant as liquidated damages the amount of rent (i.e. base rent and additional rent) Tenant actually pays to Liberty, for the period during which Tenant also pays rent to Landlord under this Lease. Landlord understands that the Liberty Lease will expire on July 31, 2005, and that Liberty has the right to charge Tenant with a monthly rental of 125% (for the first two months) and 150% (thereafter) of the monthly rent applicable to the last month of the Liberty Lease term (estimated to be $ 99,482.29 per month). Landlord’s obligations under this subsection are expressly limited as follows: (a) If the Commencement Date occurs on any date in a month such that four weekends of the month remain after the Commencement Date, Landlord will not be responsible to pay or credit Tenant any amount attributable to Tenant’s rent obligations for the Liberty Space beyond the month in which the Commencement Date occurs; and (b) If the Commencement Date occurs on a date during a month such that fewer than four weekends of the month remain after the Commencement Date, Landlord will not be responsible to pay or credit Tenant any amount attributable to Tenant’s rent obligations for the Liberty Space beyond the month following the month in which the Commencement Date occurs. If Tenant agrees to hold over in the Liberty Space on a basis longer than a month-to-month basis, Landlord’s obligations under this subsection shall be calculated as if Tenant had held over on a month-to-month basis. Landlord hereby irrevocably waives any right to contest the amount or reasonableness of such liquidated damages payments, and Tenant agrees that the foregoing sums represent the agreed upon liquidated damages for Tenant. Tenant may deduct liquidated damages as described herein from any unpaid amounts then or thereafter due Landlord under this Lease. Any liquidated damages not so deducted from any unpaid amounts due Landlord shall be payable to the Tenant at the demand of Tenant.

c. Condition Precedent. This Lease and the obligations of Landlord and Tenant hereunder shall be contingent upon Landlord obtaining POD Approval (as hereinafter defined) for construction of the Project. If POD Approval is not obtained by June 23, 2004, either Tenant or Landlord may terminate this Lease by written notice to the other whereupon this Lease shall be deemed terminated and neither party shall have any liability to the other beyond those for which Tenant has agreed to indemnify Landlord pursuant to separate agreement. For the purpose of this Lease, “POD Approval”, shall be defined as approval by the Henrico County Planning Commission (the “Planning Commission”) of Landlord’s POD application pursuant to the Project Plans, provided such POD Approval shall not be subject to further reconsideration or legal challenge or appeal under applicable law. Landlord shall timely apply for POD Approval and shall diligently pursue the same in good faith and with continuity and due diligence. If, during the review process, the planning staff or Planning Commission requires revisions to the Project Plans, any subsequent changes shall be subject to the approval of Tenant (which approval shall not be unreasonably withheld) prior to final action by the Planning Commission on the POD application. Landlord shall cause the Project Plans to be prepared in accordance with all laws, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Land, including without limitation, all applicable zoning ordinances. Landlord shall bear all costs incurred in the preparation of such Preliminary Plans and the final Project Plans and all filing and permit fees incurred by Landlord in connection with pursing POD Approval.

4. TERM

a. Initial Term. The initial term of this Lease (the "Term") shall be twelve (12) years, and shall commence on the Commencement Date and shall expire at midnight on the day preceding the twelfth anniversary of the Rent Commencement Date (the “Expiration Date”). Landlord and Tenant agree to complete, execute and deliver in recordable form a memorandum setting forth the Commencement Date. If Landlord shall permit Tenant to take possession of any portion of the Premises prior to the Commencement Date, all the terms and conditions of this Lease shall apply (other than the requirement to pay Rent).

b. Option to Renew. Tenant shall have the right and option to renew the Lease (the "Renewal Option") for two additional periods of five years each (the “Renewal Lease Terms”) (a separate notice is required for each Renewal Lease Term); provided, however, such Renewal Option is contingent upon the following (i) Tenant is not in default (beyond the expiration of any applicable notice and cure period) at the time Tenant gives Landlord notice of Tenant’s intention to exercise the Renewal Option; (ii) upon the Expiration Date or the expiration of any Renewal Lease Term, Tenant has no outstanding default; and (iii) no event has occurred that upon notice or the passage of time would constitute a default. Following the expiration of the second Renewal Term, Tenant shall have no further right to renew the Lease pursuant to this provision.

(i) Exercise of Option. Tenant shall exercise each Renewal Option by giving Landlord notice at least 180 days prior to the Expiration Date or the last day of any Renewal Lease Term. If Tenant fails to give such notice to Landlord prior to said 180-day period, then Tenant shall forfeit the Renewal Option. If Tenant exercises the Renewal Option, then during any such Renewal Lease Term, Landlord and Tenant’s respective rights, duties and obligations shall be governed by the terms and conditions of the Lease. Time is of the essence in exercising the Renewal Option.

(ii) Term. If Tenant exercises the Renewal Option, then during any such Renewal Lease Term, all references to the term “Term”, as used in the Lease, shall mean the “Renewal Lease Term”.

(iii) Base Rent for Renewal Lease Term. The Minimum Base Rent for the Renewal Lease Term shall be the Fair Market Rental Rate, Terms and Conditions, determined as follows:

(A) Definition. The term "Fair Market Rental Rate, Terms and Conditions" shall mean the market rental rate, terms and conditions for the time period such determination is being made for office space in class “A” office buildings in the Innsbrook Office Park (the “Area”) of comparable condition for space of equivalent quality, size, utility, and location. Such determination shall take into account all relevant factors, including, without limitation, the following matters: the credit standing of Tenant; the length of the term; expense stops; the fact that Landlord will experience no vacancy period and that Tenant will not suffer the costs and business interruption associated with moving its offices and negotiating a new lease; construction allowances and other tenant concessions that would be available to tenants comparable to Tenant in the Area (such as moving expense allowance, free rent periods, and lease assumptions and take-over provisions, if any, but specifically excluding the value of improvements installed in the Premises at Tenant's cost), and whether adjustments are then being made in determining the rental rates for renewals in the Area because of concessions being offered by Landlord to Tenant (or the lack thereof for the Renewal Lease Term in question). For purposes of such calculation, it will be assumed that Landlord is paying a representative of Tenant a brokerage commission in connection with the Renewal Lease Term in question, based on the then current market rates. The Fair Market Rental Rate, Terms and Conditions shall also include a determination of the annual percentage increase (if any) of the rental rate payable during the Renewal Lease Term.

(B) Determination. Landlord shall deliver to Tenant notice of the Fair Market Rental Rate, Terms and Conditions (the "FMRTC Notice") for the Premises for the Renewal Lease Term in question within thirty (30) days after Tenant exercises the option giving rise for the need to determine the Fair Market Rental Rate, Terms and Conditions. If Tenant disagrees with Landlord's assessment of the Fair Market Rental Rate, Terms and Conditions specified in a FMRTC Notice, then it shall so notify Landlord in writing within ten (10) business days after delivery of such FMR Notice; otherwise, the rate set forth in such notice shall be the Fair Market Rental Rate, Terms and Conditions. If Tenant timely delivers to Landlord notice that Tenant disagrees with Landlord's assessment of the Fair Market Rental Rate, Terms and Conditions, then Landlord and Tenant shall meet to attempt to determine the Fair Market Rental Rate, Terms and Conditions. If Tenant and Landlord are unable to agree on such Fair Market Rental Rate, Terms and Conditions within ten (10) business days after Tenant notifies Landlord of Tenant’s disagreement with Landlord's assessment thereof, then Landlord and Tenant shall each appoint an independent real estate appraiser with an MAI designation and with at least ten (10) years' commercial real estate appraisal experience in the Area market. The two appraisers shall then, within ten (10) days after their designation, select an independent third appraiser with like qualifications. If the two appraisers are unable to agree on the third appraiser within such ten (10) day period, either Landlord or Tenant, by giving five (5) days prior notice thereof to the other, may apply to the then presiding Clerk of the Circuit Court of Henrico County, Virginia for selection of a third appraiser who meets the qualifications stated above. Within twenty (20) business days after the selection of the third appraiser, a majority of the appraisers shall determine the Fair Market Rental Rate, Terms and Conditions. If a majority of the appraisers is unable to agree upon the Fair Market Rental Rate, Terms and Conditions by such time, then the two (2) closest appraisals shall be averaged and the average will be the Fair Market Rental Rate, Terms and Conditions. Tenant and Landlord shall each bear the entire cost of the appraiser selected by it and shall share equally the cost of the third appraiser.

(C) Administration. If Tenant has exercised the Renewal Option and the Fair Market Rental Rate, Terms and Conditions for the Renewal Lease Term has not been determined in accordance with this Section by the time that Rent for the Renewal Lease Term is to commence in accordance with the terms hereof, then Tenant shall pay Rent for the Renewal Lease Term based on the Fair Market Rental Rate, Terms and Conditions proposed by Landlord pursuant to this Section until such time as the Fair Market Rental Rate, Terms and Conditions has been so determined, at which time appropriate cash adjustments shall be made between Landlord and Tenant such that Tenant is charged Rent based on the Fair Market Rental Rate, Terms and Conditions (as finally determined pursuant to this Section) for the Renewal Lease Term during the interval in question.

c. Landlord Assignment Rights. For financial and tax-planning purposes, Landlord shall have the right to transfer its rights under this Lease, prior to the Commencement Date, into a special purpose entity controlled by or under joint control with Highwoods Properties, Inc., or Highwoods Realty Limited Partnership. Landlord shall give Tenant written notice thereof, and such assignment will be automatically effective upon the giving of such notice provided the successor entity expressly assumed the obligations of Landlord under this Lease as to matters arising after the date of the assignment. The parties agree to modify this Lease to provide for the change in ownership of the Project and the Building. No such transfer or assignment to a special purpose entity shall release the initial Landlord from its liabilities and obligations under this Lease

5. USE.

a. Permitted Use. The Premises may be used only for general office, administrative and call center purposes and in accordance with an occupancy limitation of no more than six (6) persons per 1,000 NRSF. Tenant acknowledges that the Base Building is designed on the basis of an occupancy limitation of no more than five (5) persons per 1,000 NRSF, and while some building systems will accommodate Tenant’s desired occupancy limitations, certain others may not. Any upgrades in the Building design and systems required by Tenant’s desired occupancy of up to six (6) persons per 1,000 NRSF shall be paid for by Tenant as an overage on the Allowance. During the determination of the Tenant Improvement budget and completion of the plans and specifications for the Tenant Improvements, Landlord and Tenant shall determine and agree upon the additional charge to Tenant for such upgrades. Tenant may not use the Premises for any other purpose without first obtaining Landlord’s prior written consent.

b. Prohibited Uses. Landlord and Tenant will not do or permit anything to be done which either knows will:

i. Be in violation of any restrictive covenants which apply to the Premises;

ii. Constitutes a nuisance or trespass;

iii. Subject to the provisions of Section 15 hereof (Insurance), increase any insurance premiums, or makes such insurance unavailable to Landlord on the Building or Tenant on the Tenant’s Property. Tenant shall also, within ten (10) days following notice from Landlord, discontinue any activity specified by such notice which has caused or will cause the rate of fire or other insurance on the Building to increase (unless Tenant, within ten (10) days of notice of such increase, pays the cost of any such increase to Landlord and, thereafter, pays all said increases attributable to such activity within ten (10) days of Landlord’s demand;

iv. In any manner that creates unusual demands for electricity, heating or air conditioning beyond the needs anticipated and incorporated in the systems of the Base Building as reflected in the Project Plans and Project Outline Specifications; or

v. For any purpose except the Permitted Use, unless consented to by Landlord in writing.

c. Prohibited Equipment in Premises. Tenant shall not install any equipment in the Premises that places unusual demands on the electrical, heating or air conditioning systems (“High Demand Equipment”) without Landlord’s prior written consent. The parties agree that the equipment set forth on Exhibit F shall constitute High Demand Equipment. No such consent will be given if Landlord determines, in its opinion, that such equipment may not be safely used in the Premises or that electrical service is not adequate to support the equipment. Landlord’s consent may be conditioned, without limitation, upon separate metering of the High Demand Equipment and Tenant’s payment of all engineering, equipment, installation, maintenance, removal and restoration costs and utility charges associated with the High Demand Equipment and the separate meter. If High Demand Equipment used in the Premises by Tenant affect the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises with the cost of engineering, installation, operation and maintenance of the units to be paid by Tenant. All costs and expenses relating to High Demand Equipment and Landlord’s administrative costs (such as reading meters and calculating invoices) shall be Additional Rent, payable by Tenant upon demand.

6. RENT.

a. Payment Obligations. Commencing on the Rent Commencement Date, Tenant shall pay Base Rent and Additional Rent (collectively, “Rent”) on or before the first day of each calendar month during the Term, as follows:

i. Rent payments shall be sent to the Rent Payment Address set forth in Section 26.f., or such other address as to which Landlord gives Tenant notice.
ii. Rent shall be paid without previous demand or notice and without set off or deduction, except as otherwise expressly permitted in this Lease. Tenant's obligation to pay Rent under this Lease is completely separate and independent from any of Landlord's obligations under this Lease.

iii. If the Term commences on a day other than the first day of a calendar month, then Rent for such month shall be (i) prorated for the period between the Rent Commencement Date and the last day of the month in which the Rent Commencement Date falls, and (ii) due and payable on the Commencement Date.

iv. For each Base Rent payment Landlord receives after the fifth (5th) day of the month, Landlord shall be entitled to all default remedies provided under the terms of this Lease, and a late charge in the amount of four percent (4%) of all Base Rent due for such month.

v. If Landlord presents Tenant's check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to all default remedies provided under the terms of this Lease and the maximum lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.

b. Base Rent. The minimum base rent (“Base Rent”) for the Term is $19.75 per NRSF payable in monthly installments on the first day of each month. For purposes of this Lease, “Net Rent”, which shall be the difference between (i) the Base Rent and (ii) the Operating Expenses for the Base Year, shall increase by two percent (2%) per annum. The “Base Year” shall be the twelve-month period beginning on the Rent Commencement Date. Promptly after the completion of the Base Year, Landlord and Tenant shall execute an amendment to this Lease establishing a monthly rent schedule incorporating the Net Rent escalations described above.

c. Additional Rent. In addition to Base Rent, Tenant shall pay as rent all sums and charges due and payable by Tenant under this Lease (“Additional Rent”), including, but not limited to, the following:

vi. Tenant's Proportionate Share of the increase in Landlord's Operating Expenses over the Base Year Operating Expenses as set forth in Lease Addendum Number One;

vii. Any sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same; and

viii. Any construction fee in connection with the construction of alterations to the Premises requested by Tenant after the Commencement Date and completion of the Tenant Improvements.

If any sales or use tax, or any tax on rents in lieu of ad valorem taxes on the Building, are imposed upon rents collected by Landlord under this Lease, and Landlord is prohibited by applicable law from collecting the amount of such tax from Tenant as Additional Rent, then Landlord shall notify Tenant in writing that such taxes shall be collected by Landlord as Additional Rent. If Tenant refuses to pay such taxes as Additional Rent under this Lease, then Landlord may terminate this Lease upon ninety (90) days prior written notice to the other party.

7. SECURITY DEPOSIT.

a. Security Deposit. On or before the Commencement Date, Tenant shall deposit with Landlord one month’s rent in the amount of $197,500.00 (the “Security Deposit”). Landlord shall place the Security Deposit in a United States Government securities fund of Landlord’s choosing. Landlord shall not commingle the Security Deposit with other funds of Landlord. All fees, costs and expenses of the fund will be deducted from the interest earned on the Security Deposit or from the Security Deposit, if necessary. The Security Deposit shall be returned to Tenant, with interest, and less any authorized deductions within thirty (30) days after the day set for the expiration of the Lease Term, or any extension or renewal thereof, provided Tenant has fully and faithfully observed and performed all of the terms, covenants, agreements, warranties and conditions hereof on its part to be observed and performed. Landlord shall have the right, at any time, to apply all or any part of said Security Deposit toward the cure of any default of Tenant (beyond any applicable notice and cure period), the repair of any damage to the Premises or otherwise caused by Tenant, or the amount of any Rent owing after the expiration or sooner termination of this Lease. If all or any part of said Security Deposit is so applied by Landlord during the Term, then Tenant shall immediately pay to Landlord an amount sufficient to return said Security Deposit to the balance on deposit with Landlord prior to said application.

b. Letter of Credit. Tenant, at any time during the Term, may deposit with Landlord in lieu of the Security Deposit an irrevocable letter of credit issued by a commercial bank reasonably acceptable to Landlord (referred to as the “Bank”) in favor of Landlord, in the amount of the Security Deposit. Landlord shall have all of the same rights with respect to the Letter of Credit as Landlord has hereunder with respect to the Security Deposit. Upon Landlord’s receipt of the Letter of Credit, Landlord shall return the cash Security Deposit to Tenant, together with interest thereon, less any deductions authorized under this Lease. Tenant agrees to cause the Bank to renew the Letter of Credit, in the same form from time to time during the Term, at least thirty (30) days prior to the expiration of such Letter of Credit or any renewal thereof, so that a Letter of Credit issued by the Bank to Landlord shall be in full force and effect throughout the Term. If Tenant defaults in respect to any of the terms, conditions or provisions of this Lease (beyond applicable notice and cure periods), Landlord shall have the right to require the Bank to make payment to Landlord from the Letter of Credit of the sum necessary to cure Tenant’s default, provided that Landlord shall have given Tenant ten (10) days’ notice of Landlord’s intent to draw on the Letter of Credit, and Tenant has not, within such ten (10) day period, deposited in cash with Landlord the amount of the alleged default. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants, and conditions of this Lease, the Letter of Credit shall be returned to Tenant within thirty (30) days after the expiration of the Term.

8. SERVICES BY LANDLORD.

a. Base Services. Provided that Tenant is not then in monetary default (beyond applicable notice and cure periods), Landlord shall cause to be furnished to the Building, or as applicable, the Premises, in common with other tenants (if any) the following services:

i. Hot and cold water (if available from city mains) for drinking, lavatory and toilet purposes.

ii. Electricity (if available from the utility supplier) for the building standard fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, dictating equipment, adding machines and calculators, network servers as required, and general service non-production type office copy machines, together with other equipment and machines used by Tenant in the conduct of its business consistent with the uses authorized under Section 4 of this Lease. Tenant shall provide reasonable access to Landlord, its contractors and any contractors for an electric service provider in connection with any change in providers of electric service to the Building. Any reasonable expenses incurred by Landlord in changing electric service providers shall be included in the Operating Expenses for the Building. If heat generating machines or equipment or other intensive activities shall be used or carried on in the Premises by Tenant which affect the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises and the cost thereof, including the cost of engineering and installation, and the cost of operation and maintenance thereof, shall be paid by Tenant upon demand by Landlord.

iii. Landlord shall provide, at Landlord’s expense, one or more emergency generators adequate to provide the entire electrical needs of Tenant in the Building and Highwoods II. The cost of maintenance of such generator will be paid by Tenant, not as a part of the Operating Expenses, but separately. If Tenant exercises its renewal option at the end of the initial Lease Term, Landlord agrees, at Landlord’s expense, to upgrade the generator to incorporate new or better technology and equipment if necessary, in the reasonable discretion of Landlord, to provide the service required in this paragraph.

iv. Operatorless elevator service.

v. Building standard fluorescent lighting composed of 2' x 4' fixtures; Tenant shall service, replace and maintain at its own expense any incandescent fixtures, table lamps, or lighting other than the building standard fluorescent light, and any dimmers or lighting controls other than controls for the building standard fluorescent lighting.

vi. Heating and air conditioning for the reasonably comfortable use and occupancy of the Premises during the hours of 8:00 a.m. to 7:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. Saturday (excluding national and state holidays) (“Business Hours”); provided that, heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service.

vii. After Business Hours, weekend and holiday heating and air conditioning at the After Hours HVAC rate of $25.00 per hour, per zone, with a minimum two (2) hour per occurrence, with such charges subject to commercially reasonable annual increases as determined by Landlord.

viii. Janitorial services five (5) days a week (excluding National and State holidays) after Business Hours, in accordance with the provisions of Exhibit H attached hereto.

ix. A reasonable pro-rata share of the unreserved parking spaces of the Building, not to exceed 4.5 spaces per 1,000 NRSF for use by Tenant's employees and visitors in common with the other tenants and their employees and visitors, if any. All new parking spaces will be in keeping with the standards for similar buildings in the Innsbrook Corporate Park, with a minimum width of nine feet. Landlord agrees to make commercially reasonable efforts to increase the parking ratio available to the Building through its design, location and integration of the parking facilities serving the Building and the Highwoods II Building.

x.  Landlord, at its expense, will construct a parking deck in the Project with a minimum of 100 parking spaces (50 additional structured and 50 existing surface) if such parking deck is either (i) required by applicable zoning requirements to satisfy the minimum parking ratio set forth above, or (ii) if not required by applicable zoning requirements but otherwise requested by Tenant during the preparation of the Project Plans to be submitted by Landlord as part of the application for POD Approval. In the case of (i) above, the Base Rent will increase by $1.00 per NRSF. In the case of (ii) above, the Base Rent shall be increased by $1.15 per NRSF. Tenant has also requested that Landlord prepare several options for Tenant parking under the Building. Landlord and Tenant agree to work together in good faith to achieve mutually agreeable plans, costs and rental for such parking under the Building.
b. Landlord’s Maintenance. Landlord shall maintain, and make all repairs and replacements to, the Building (including Building fixtures, systems and equipment), Common Areas and Building Standard Improvements in the Premises, except for repairs and replacements that Tenant must make under Section 8. Landlord’s maintenance, repairs and replacements shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all Building systems, such as mechanical, electrical, HVAC, and plumbing, and all utility lines, pipes and conduits located outside of or inside the Building, and also the sewage system, gutters, downspouts, utility and water lines serving the Building. Landlord shall undertake all maintenance, repairs and replacements with due diligence and due care in a good and workmanlike manner and in compliance with applicable governmental requirements and in accordance with first class standards of professional property management at least equivalent to the standards maintained in similar Class A office buildings in Innsbrook Office Park. In addition to the foregoing, if Tenant owns any special HVAC units, Landlord agrees to provide maintenance for such units at Tenant’s expense, at market rates for providing such service, and such expense shall not be part of the Operating Expenses. In making such repairs and replacements, Landlord shall use reasonable efforts to prevent any interference with Tenant's use of the Premises, and shall promptly restore any damage to any portion of the Premises resulting from any negligent act or omission of Landlord, its agents, servants, employees or contractors.

c. No Abatement. Except as otherwise provided herein, there shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant. Landlord shall have the right to shut down the Building systems (including electricity and HVAC systems) for required maintenance and safety inspections, and in cases of emergency, provided Landlord gives Tenant reasonable advance notice of any required shut down, and to the extent practicable, effects the system shut down during non-Business Hours or otherwise at such times and in such manner so as to minimize interference with Tenant's business operations in the Premises. However, if the Premises, or a material portion of the Premises, is made untenantable for a period in excess of five (5) consecutive business days as a result of a service failure caused by the negligence or misconduct of Landlord, its employees, officers, agents or contractors, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 6th consecutive business day of the service failure and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the service failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant.

d. Tenant’s Obligation to Report Defects. Tenant shall report to Landlord immediately any defective condition in or about the Premises known to Tenant. Tenant will implement procedures reasonably satisfactory to Landlord to assure the likelihood that such defective conditions will be reported to Tenant’s supervisory personnel by Tenant’s employees.

e. Limitation on Landlord’s Liability. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from problems with electrical service, unless such damage is due to the negligence or willful misconduct of Landlord or its Agents. Without limiting the foregoing, Landlord shall not be responsible for providing telephone or other communication services to the Premises. Except as otherwise provided herein, Landlord shall not be required to provide Tenant access to any satellite dish. In no event shall Tenant have any responsibility under this Lease to repair or replace any component or item required as a result of any negligence of Landlord or its Agents, and Landlord shall remain fully responsible therefor.

f. Tenant’s Self-Help Rights. Notwithstanding anything contained herein to the contrary, if Landlord has not commenced any repair, replacement or maintenance required to be performed by Landlord hereunder within ten (10) days after written notice thereof from Tenant, or if so commenced, is not diligently pursuing same to completion, Tenant shall have the right, but not the obligation, to make such repairs or replacements and Landlord shall reimburse Tenant for the reasonable cost thereof within ten (10) days after receipt of a bill therefor from Tenant, and if Landlord fails to make such reimbursement within ten (10) days after demand therefor, Tenant may deduct such costs and expenses, together with interest thereon, from any Rent thereafter accruing hereunder; provided, however, if Landlord in good faith disputes Tenant’s right to offset the amount claimed, Tenant shall have the right, until such dispute is resolved, to offset only the amount that is not in dispute. In the event of an emergency, Tenant may (but shall not be obligated to) perform such repairs or replacements which would otherwise be Landlord's obligation hereunder which may be reasonably necessary, after having given Landlord notice thereof as may be reasonably practicable under the circumstances and Landlord’s failure to respond timely to such notice. Notwithstanding anything to the contrary set forth hereinabove, Tenant shall not be required to perform any repairs or replacements that would otherwise be Landlord's obligation hereunder.

9. TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES.

a. Acceptance of Premises. Tenant’s occupancy of the Premises upon Substantial Completion is Tenant’s representation to Landlord that (i) Tenant has examined and inspected the Premises, (ii) finds the Premises to be as represented by Landlord and satisfactory for Tenant's intended use, and (iii) constitutes Tenant's acceptance of the Premises “as is”, subject, however, to Landlord’s obligation to complete the Punch List items and to maintain and repair the Building and the Common Areas as set forth in this Lease. Except as otherwise expressly provided in this Lease, Landlord makes no representation or warranty as to the condition of the Premises. Landlord represents and warrants to Tenant that (i) on the Commencement Date, the Building, the Building systems and equipment (including, without limitation, the mechanical, heating, electrical, plumbing and sprinkler systems and equipment) and the Common Areas either will be in good and proper working order and condition, free from defects (latent or apparent) and in compliance with the requirements of applicable governmental authorities; and (ii) Landlord has good title to the Project and the authority to enter into this Lease.

b. Tenant’s Maintenance. Tenant shall: (i) keep the Premises and fixtures in good order; (ii) make repairs and replacements to the Premises or Building needed because of Tenant's negligence or willful misconduct; (iii) repair and replace any special equipment or decorative treatments, installed by or at Tenant's request that serve the Premises (unless the Lease is ended because of casualty loss or condemnation); and (iv) not commit waste.

c. Alterations to Premises. Without Landlord’s prior consent, Tenant shall be entitled to make interior nonstructural alterations and additions to the Premises which (i) do not adversely affect the structural components, the roof, or the plumbing, heating, air conditioning, ventilation, electrical and mechanical systems of the Premises and the Building (ii) do not materially reduce the overall quality of the leasehold improvements in the Premises, and (iii) are not visible from the exterior of the Building or the Building elevator cabs (“Permitted Changes”). Other than the Permitted Changes, Tenant shall make no alterations in or additions to the Premises without first obtaining, in writing, Landlord’s consent for such alterations or additions, which consent shall not be unreasonably withheld, conditioned or delayed. If Tenant requests such alterations, then Tenant shall provide Landlord's Property Manager with a complete set of construction drawings. If Landlord consents to the alterations, then the Property Manager shall determine the actual cost of the work to be done (to include a mutually acceptable construction supervision fee to be paid to Landlord). Tenant may then either agree to pay Landlord to have the work done or withdraw its request for alterations.

d. Restoration of Premises. At the expiration or earlier termination of this Lease, Tenant shall (i) deliver each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by casualty excepted, and (ii) restore the Premises at Tenant's sole expense to the same condition as existed at the Commencement Date, ordinary wear and tear and damage by casualty excepted. Tenant shall not be obligated to remove the Tenant Improvements pursuant to which the Premises were originally built out or for any subsequent alterations or additions to the Premises unless agreed by Landlord and Tenant at the time approval for such alterations or additions was given. All such alterations or additions if affixed to the Building, shall become a part of the Building and shall become the property of Landlord at the expiration or termination of the Term, unless and to the extent that such alterations and additions are Tenant’s fixtures and equipment, which are removable by Tenant. Notwithstanding the foregoing, if Landlord consents in writing at the time such alterations or additions are constructed or installed that Tenant may subsequently remove the alterations or additions, then such alterations or additions shall become the property of Tenant and Tenant may remove such alterations or additions or any portion thereof at Tenant’s expense during the Lease Term, provided Tenant repairs, at Tenant’s expense, any damage caused by such removal.

e. Landlord’s Performance of Tenant’s Obligations. If Tenant does not perform its maintenance or restoration obligations in a timely manner, commencing the same within five (5) days after receipt of notice from Landlord specifying the work needed, and thereafter diligently and continuously pursuing the work until completion, then Landlord shall have the right, but not the obligation, to perform such work. Any amounts expended by Landlord on such maintenance or restoration shall be Additional Rent to be paid by Tenant to Landlord within ten (10) days after demand.

f. Construction Liens. Tenant shall have no power or right to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises. NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Should any lien or claim of lien be filed against the Premises or the Building by reason of any act or omission of Tenant or any of Tenant’s agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after the filing thereof. Should Tenant fail to discharge the lien within ten (10) days, then Landlord may discharge the lien. The amount paid by Landlord to discharge the lien (whether directly or by bond), plus all administrative and legal costs incurred by Landlord, shall be Additional Rent payable on demand. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise.

10. PROPERTY OF TENANT.

a. Property Taxes. Tenant shall pay when due all taxes levied or assessed upon Tenant's equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises.

b. Removal. Provided Tenant is not in monetary default (beyond applicable notice and cure periods), Tenant may remove all of Tenant’s Property, which it has placed in the Premises; provided, however, Tenant must repair all damages caused by such removal. If Tenant does not remove its property from the Premises upon the expiration or earlier termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

11. SIGNS. Tenant’s name will be placed on a monument sign associated with the Building and shown on the POD drawings, the cost of which will be deducted from the Allowance. Tenant may not erect, install or display any other sign or advertising material upon the exterior of the Building or Premises (including any exterior doors, walls or windows) without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Directory signage will be provided and installed by the Landlord. All signage shall comply with the rules and regulations of the Innsbrook Owners Association and Henrico County ordinances. The name of the Building shall be “Saxon Capital Building” the “SCI Services Building” or, with Landlord’s approval, as otherwise specified by Tenant. During the Term, as the same may be extended hereunder or otherwise, and provided Tenant or an affiliate is occupying the Building and Tenant shall not have committed a default under this Lease (beyond applicable notice and cure periods), the Building shall never be named for any other person or entity.

12. ACCESS TO PREMISES.

a. Tenant’s Access. Except as set forth below, Tenant, its agents, employees, invitees, and guests, shall have access to the Premises and reasonable ingress and egress to Common Areas of the Building twenty-four hours a day, seven days a week; provided, however, Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations. Tenant shall have access to the maintenance, communications and utility rooms and closets in the Building only when accompanied by Landlord. Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after Business Hours and on weekends and holidays, but in no event shall Tenant’s use of and access to the Premises during non-Business Hours compromise the security of the Building.

b. Landlord’s Access. Landlord shall have the right, at all times and upon reasonable advance oral notice, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes as Landlord deems necessary, (ii) to inspect the Premises, mechanical systems and electrical devices, and (iii) to show the Premises to prospective mortgagees and purchasers. Within one hundred eighty (180) days prior to the Expiration Date, Landlord shall have the right, with notice, either itself or through its authorized agents, to enter the Premises at all reasonable times to show prospective tenants. Any actions taken by or on behalf of Landlord by reason of the provisions contained in this paragraph shall be performed at such times and in such manner so as to minimize interference with Tenant's business operations from within the Premises. Except in case of an emergency or in response to Tenant’s service call, Landlord shall provide Tenant at least one (1) business day prior notice of any entry which Landlord will need to make to accomplish repairs or other work permitted by this Section 12(b) which might disrupt the conduct of Tenant’s business, and Tenant shall have the right to require that Landlord be accompanied by Tenant’s representative while within the Premises to accomplish such repair or work. During such time as such work is being carried on in or about the Premises, the Rent provided herein shall not abate unless the Premises or any portion thereof are rendered unusable for more than seven (7) consecutive days, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant’s business or loss of profits therefrom because of the prosecution of any such work or any part thereof. In the event Tenant is unable to operate its business in the Premises (or any portion thereof) for more than seven (7) consecutive days as a result of the performance by Landlord of work as authorized by this Section 12(b), then the Rent under this Lease shall abate in the proportion that the Premises are unusable until the entire Demised Premises (or portion thereof that was rendered unusable) are again usable, such abatement to commence on the seventh (7th ) consecutive day that the Premises (or portion thereof) are unusable. Landlord shall exercise all due care in connection with any such entry into the Premises and shall be liable to Tenant for any damages to real or personal property caused by or in connection with any such entry.

c. Emergency Access. Landlord shall have the right to enter the Premises at any time without notice in the event of an emergency. On or before the Commencement Date, Landlord shall provide Tenant with 400 security access cards at no expense to Tenant.

13. TENANT’S COMPLIANCE.

a. Laws. Tenant shall comply with all applicable laws, ordinances and regulations, whether now existing or hereafter enacted, regarding the physical condition of the Premises, but only to the extent the applicable laws pertain to the particular manner in which Tenant uses the Premises; or (ii) that do not relate to the physical condition of the Premises (unless Tenant’s actions have caused the Premises to be in violation of such laws, ordinances or regulations) but relate to the lawful use of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, and illegal business operations.

b. Rules and Regulations. Tenant shall comply with the Rules and Regulations attached as Exhibit I. The Rules and Regulations may be modified from time to time by Landlord, effective as of the date delivered to Tenant or posted on the Premises, provided such rules are uniformly applicable to all tenants in the Building (if any) and do not increase Tenant’s monetary obligations or restrict Tenant’s rights under this Lease. Any conflict between this Lease and the Rules and Regulations shall be governed by the terms of this Lease. Landlord shall give Tenant reasonable prior written notice before enforcement against Tenant of any changes in the existing Rules and Regulations or any additions thereto properly promulgated hereunder.

14. ADA COMPLIANCE.

a. Tenant’s Compliance. Tenant, at Tenant’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises or alteration of the Premises to accommodate persons with special needs, including using all reasonable efforts to comply with The Americans With Disabilities Act (the “ADA”).
b. Landlord’s Compliance. Landlord, at Landlord’s sole expense, shall comply with the requirements of the ADA as it applies to the Common Areas and restrooms of the Building; but Landlord shall have no responsibility for ADA compliance with respect to the Premises. Landlord shall not be required to make changes to the Common Areas or restrooms of the Building to comply with ADA standards adopted after construction of the Building unless specifically required to do so by law. Landlord represents and warrants that on the Commencement Date, the Building and the Common Areas shall be in compliance with the ADA.

c. ADA Notices. If Tenant receives any notices alleging a violation of ADA relating to any portion of the Building or Premises (including any governmental or regulatory actions or investigations regarding non-compliance with ADA), then Tenant shall notify Landlord in writing within ten (10) days of such notice and provide Landlord with copies of any such notice.

15. INSURANCE REQUIREMENTS.

a. Tenant’s Liability Insurance. Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord's Property Manager, and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location of at least Two Million Dollars ($2,000,000), which policy shall insure against liability of Tenant, arising out of and in connection with Tenant's use of the Premises, and which shall insure the indemnity provisions contained in this Lease. Not more frequently than once every three (3) years, Landlord may require the limits to be increased if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient provided the increase reflects amounts of coverage customarily maintained by prudent tenants of comparable Class A office buildings in the Innsbrook Office Park..

b. Tenant’s Property Insurance. Tenant shall also carry the equivalent of ISO Special Form Property Insurance on Tenant’s Property for full replacement value and with coinsurance waived. For purposes of this provision, “Tenant’s Property” shall mean Tenant’s personal property, furniture, equipment and fixtures. Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the Tenant’s Property, regardless of the cause of the loss or damage.

c. Certificates of Insurance. Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord. All such policies shall be non-assessable and shall contain language to the extent obtainable that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (ii) that the policies are primary and non-contributing with any insurance that Landlord may carry, and (iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days' prior notice to Landlord. If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may obtain such coverage and the cost of such coverage shall be Additional Rent payable by Tenant upon demand.

d. Insurance Policy Requirements. Tenant’s insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder's ratings of at least A- and a financial rating of at least VI in the most current Best's Insurance Reports available on the Commencement Date, or if the Best's ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name Landlord as an additional insured as its interest may appear [other landlords or tenants may be added as additional insureds in a blanket policy]; (iii) provide that the insurance not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance notice is given to Landlord; (iv) be primary policies; (v) provide that any loss shall be payable notwithstanding any negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (vi) have no deductible exceeding Ten Thousand Dollars ($10,000) except catastrophic coverages for earthquake and flood losses, unless approved in writing by Landlord; and (vii) be maintained during the entire Term and any extension terms.

e. Landlord’s Property Insurance. Landlord shall keep the Project, including the Building, Common Areas and improvements (but excluding Tenant’s Property), insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement value of the Building.

f. Landlord’s Liability Insurance. Throughout the Term, Landlord shall keep for the mutual benefit of Landlord and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location of at least Two Million Dollars ($2,000,000), which policy shall insure against liability of Landlord, arising out of and in connection with Landlord’s ownership and operation of the Project, and which shall insure the indemnity provisions contained in this Lease.

g. Mutual Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of such injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of insurance carried or maintained pursuant to this Lease and to the extent permitted under such policies, Tenant and Landlord each waive the insurance carriers’ rights of subrogation.

16. INDEMNITY. Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, Tenant agrees as follows:

a. Tenant’s Indemnity. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, (ii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iii) any negligence or willful misconduct of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant. The foregoing indemnity shall not apply to claims, damages, losses, liabilities, lawsuits, costs and expenses directly caused by or resulting from the negligence or wrongful conduct of Landlord or any third party tenant, officer, agent, employee, contractor, servant, invitee or guest of Landlord.

b. Defense Obligation. If any such action is brought against Landlord, then Tenant, upon notice from Landlord, shall defend the same through counsel selected by Landlord’s insurer, or other counsel reasonably acceptable to Landlord. The provisions of this Section shall survive the termination of this Lease.

c. Landlord’s Indemnity. Landlord hereby indemnifies and holds harmless Tenant and its officers, directors, members, partners, employees and agents from and against any and all liability, loss, cost, damage or expense, including without limitation, court costs and reasonable attorneys’ fees, imposed on Tenant by any person whomsoever, caused by or arising from any activity, work, or thing done, permitted or suffered by Landlord in or about the Building and the Common Areas, or from Landlord’s failure to perform its maintenance and repair obligations under this Lease or any other failure to perform its obligations under this Lease, or due to the negligence or willful misconduct of Landlord or any of its employees, contractors, servants, agents or legal representatives.

d. Defense Obligation. If any such action is brought against Tenant, then Landlord, upon notice from Tenant, shall defend the same through counsel selected by Tenant’s insurer, or other counsel reasonably acceptable to Tenant. The provisions of this Section shall survive the termination of this Lease.

17. QUIET ENJOYMENT. Landlord has full right and power to execute this Lease and to grant the leasehold estate demised herein. Provided that Tenant fully complies with its obligations under this Lease, Tenant shall have quiet enjoyment and possession of the Premises for the full term of the Lease, and any extension thereof, subject and subordinate to all of the terms, covenants and conditions of this Lease, free from the claims of any person claiming by, through or under Landlord. No action of Landlord or other tenants working in other space in the Building outside the Premises, or in repairing or restoring the Premises, shall be deemed a breach of this covenant, nor shall such action give to Tenant any right to modify this Lease either as to term, rent payables or other obligations to be performed except as expressly set forth herein, including without limitation Sections 7(c) and 19. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to prevent the actions of Landlord or other tenants working in other space in the Building outside the Premises, or in repairing or restoring the Premises, from unreasonably interfering with the Tenant’s use, occupancy or possession of the Premises.

18. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE; AND ESTOPPEL CERTIFICATE.

a. Subordination and Attornment. Subject to the provisions of Section 14(b) below, Tenant agrees to execute within ten (10) days after request to do so from Landlord or its mortgagee an agreement:

i. Making this Lease superior or subordinate to the interests of the mortgagee;

ii. Agreeing to attorn to the mortgagee;

iii. Giving the mortgagee notice of, and a reasonable opportunity (which shall in no event be less than thirty (30) days after notice thereof is delivered to mortgagee) to cure any Landlord default and agreeing to accept such cure if effected by the mortgagee;

iv. Permitting the mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord's interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord's interest is so acquired;

v.	Agreeing to attorn to any successor Landlord; and

vi. Containing such other agreements and covenants on Tenant's part as Landlord's mortgagee may reasonably request.

b. Non-Disturbance. Tenant’s obligation to subordinate its interests in this Lease or attorn to any mortgagee is conditioned upon the mortgagee’s agreement (by way of a separate instrument) not to disturb Tenant’s possession and quiet enjoyment of the Premises under this Lease so long as Tenant is in compliance with the terms of the Lease.

c. Estoppel Certificates. Tenant agrees to execute within thirty (30) business days after request, and as often as requested, estoppel certificates confirming any factual matter requested by Landlord which is true and is within Tenant's knowledge regarding this Lease, and the Premises, including but not limited to: (i) the date of occupancy, (ii) Expiration Date, (iii) the amount of Rent due and date to which Rent is paid, (iii) whether Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable, (iv) any default or breach by Landlord, and (v) whether this Lease, together with any modifications or amendments, is in full force and effect. Tenant shall attach to such estoppel certificate copies of any modifications or amendments to the Lease.

19. ASSIGNMENT - SUBLEASE.

a. Landlord Consent. Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet all or any part of the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Factors which Landlord may consider in deciding whether to consent to an assignment or sublease include (without limitation), (i) the creditworthiness of the assignee or sublessee, (ii) the proposed use of the Premises, and (iii) any renovations to the Premises or special services required by the assignee or sublessee. Landlord will not consent to an assignment or sublease that might result in a use that conflicts with the rights of any existing tenant. One consent shall not be the basis for any further consent. Notwithstanding anything contained in this Section 15(a) to the contrary, if Tenant proposes to sublet in the aggregate less than half a floor of the Premises to a proposed subtenant, Landlord agrees that the factors described in clauses (i) above shall not apply in connection with Landlord’s determination of whether to grant or deny its consent.

b. Definition of Assignment. For the purpose of this Section 18, the word "assignment" shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate, parent or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a limited liability company, the change of members whose interest in the company is fifty percent (50%) or more. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation; except that, if the Tenant or Tenant’s parent company is a publicly traded company, public trades or sales of the Tenant’s stock on a national stock exchange shall not be considered an assignment hereunder even if the aggregate of the trades of sales exceeds fifty percent (50%) of the capital stock of the company.

c. Permitted Assignments/Subleases. Notwithstanding the foregoing, Tenant may assign this Lease or sublease part or all of the Premises without Landlord's consent to: (i) any corporation, limited liability company, partnership or other entity that controls, is controlled by, or is under common control with, Tenant or its parent company; or (ii) any corporation, limited liability company or other entity resulting from the merger or consolidation with Tenant or Tenant’s parent company, or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises (each a “Permitted Transfer”); provided however, the assignor remains liable under the Lease and the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, and continues the same Permitted Use as provided under Section 4.

d. Notice to Landlord. Landlord must be given prior written notice of every assignment or subletting, and failure to do so shall be a default hereunder.

e. Prohibited Assignments/Subleases. Except in the event of a Permitted Transfer, in no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Acceptance of Rent by Landlord after any non-permitted assignment or sublease shall not constitute approval thereof by Landlord.

f. Limitation on Rights of Assignee/Sublessee. Intentionally Deleted.

g. Tenant Not Released. No assignment or sublease shall release Tenant of any of its obligations under this Lease.

h. Landlord’s Right to Collect Sublease Rents upon Tenant Default. If the Premises (or any portion) is sublet and Tenant defaults under its obligations to Landlord, then Landlord is authorized, at its option, to collect all sublease rents directly from the Sublessee. Tenant hereby assigns the right to collect the sublease rents to Landlord in the event of Tenant default. The collection of sublease rents by Landlord shall not relieve Tenant of its obligations under this Lease, nor shall it create a contractual relationship between Sublessee and Landlord or give Sublessee any greater estate or right to the Premises than contained in its Sublease.

i. Excess Rents. If Tenant assigns this Lease or subleases all or part of the Premises at a rental rate that exceeds the rentals paid to Landlord, then half of any such excess shall be paid over to Landlord by Tenant, after first deducting all of Tenant’s actual out-of-pocket costs associated therewith.

j. Landlord’s Fees. Tenant shall pay Landlord an administration fee of $500.00 per assignment or sublease transaction for which consent is required.

k. Unauthorized Assignment or Sublease. Any unauthorized assignment or sublease shall constitute a default under the terms of this Lease and shall be considered null and void.

20. DAMAGES TO PREMISES.

a. Landlord’s Restoration Obligations. If the Building or Premises are damaged by fire or other casualty (“Casualty”), then Landlord shall repair and restore the Premises to substantially the same condition of the Premises immediately prior to such Casualty, subject to the following terms and conditions:

i.
The casualty must be insured under Landlord's insurance policies, and Landlord’s obligation is limited to the extent of the insurance proceeds received by Landlord. Landlord’s duty to repair and restore the Premises shall not begin until receipt of the insurance proceeds.

ii.	Landlord’s lender(s) must permit the insurance proceeds to be used for such repair and restoration.

iii.	Landlord shall have no obligation to repair and restore Tenant’s trade fixtures, decorations, signs, or contents.

b. Termination of Lease by Landlord. Landlord shall have the option of terminating the Lease if: (i) the Premises is rendered wholly untenantable; (ii) the Premises is damaged in whole or in part as a result of a risk which is not covered by Landlord's insurance policies; (iii) Landlord's lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; (iv) the Premises is damaged in whole or in part during the last two years of the Term; or (v) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of fifty percent (50%) or more of the fair market value thereof. If Landlord elects to terminate this Lease, then it shall give notice of the cancellation to Tenant within sixty (60) days after the date of the Casualty. Tenant shall vacate and surrender the Premises to Landlord within fifteen (15) days after receipt of the notice of termination.

c. Termination of Lease by Tenant. Tenant shall have the option of terminating the Lease if: (i) Landlord has failed to substantially restore the damaged Building or Premises within one hundred eighty (180) days of the Casualty (“Restoration Period”); (ii) the Restoration Period has not been delayed by force majeure; and (iii) Tenant gives Landlord notice of the termination within fifteen 15 days after the end of the Restoration Period (as extended by any force majeure delays). If Landlord is delayed by force majeure, then Landlord must provide Tenant with notice of the delays within fifteen (15) days of the force majeure event stating the reason for the delays and a good faith estimate of the length of the delays. If the Casualty occurs during the last two (2) years of the Term, and such Casualty renders the Premises wholly untenantable, or the Premises are materially damaged or destroyed by Casualty so that the Premises, in Tenant’s reasonable determination, are no longer adequate for the conduct of Tenant’s business, then in either event the Tenant shall have the right to automatically terminate the Lease. In addition, if, in the reasonable opinion of Landlord’s architect, given in writing to both parties within sixty (60) days after the date of the Casualty, the Premises and such other portions of the Project cannot be repaired or restored to the condition in all material respects that existed prior to the Casualty within one hundred eighty (180) days after the date of Landlord’s notice to Tenant, Tenant may terminate this Lease by giving notice to Landlord within ninety (90) days after the Casualty.

d. Rent Abatement. If Fifty Percent (50%) or more of the Premises or the Building is rendered wholly untenantable by the Casualty, then the Rent payable by Tenant shall be fully abated. If the Premises is only partially damaged, then Tenant shall continue the operation of Tenant's business in any part not damaged to the extent reasonably practicable from the standpoint of prudent business management, and Rent and other charges shall be abated proportionately to the portion of the Premises rendered untenantable. The abatement shall be from the date of the Casualty until the Premises have been substantially repaired and restored, or until Tenant's business operations are restored in the entire Premises, whichever shall first occur.

e. Waiver of Claims. The abatement of the Rent set forth above is Tenant’s exclusive remedy against Landlord in the event of a Casualty. Tenant hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any Casualty and any resulting damage, destruction, repair, or restoration.

f. Highwoods II Casualty. If Highwoods II is damaged by Casualty and as a result Tenant’s lease in Highwoods II is terminated, Tenant shall have the right to terminate this Lease by providing notice to Landlord of Tenant’s election to terminate within sixty (60) days after the termination of the Highwoods II Lease. Tenant’s notice of termination shall state the effective termination date of this Lease.

21. EMINENT DOMAIN.

a. Effect on Lease. If all of the Premises are taken under the power of eminent domain (or by conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises is taken and Tenant, in its reasonable determination, can continue to use the remainder and otherwise has adequate access to the Building, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking.

b. Right to Condemnation Award. Landlord shall be entitled to receive and retain the entire condemnation award for the taking of the Building and Premises. Tenant shall have no right or claim against Landlord for any part of any award received by Landlord for the taking. Tenant shall have no right or claim for any alleged value of the unexpired portion of this Lease, or its leasehold estate, or for costs of removal, relocation, business interruption expense or any other damages arising out of such taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord ) for any moving expenses, loss of profits, or taking of Tenant’s personal property (other than its leasehold estate) to which Tenant may be entitled; provided that any such award shall not reduce the amount of the award otherwise payable to Landlord for the taking of the Building and Premises.

c. Highwoods II Taking. If Highwoods II is taken under the power of eminent domain (or by conveyance in lieu thereof) and as a result Tenant’s lease in Highwoods II is terminated, Tenant shall have the right to terminate this Lease by providing notice to Landlord of Tenant’s election to terminate within sixty (60) days after the termination of the Highwoods II Lease. Tenant’s notice of termination shall state the effective termination date of this Lease.

22. ENVIRONMENTAL COMPLIANCE.

a. Environmental Laws. The term “ Environmental Laws” shall mean all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or materials including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended.

b. Tenant's Responsibility. Tenant covenants and agrees that it will keep and maintain the Premises at all times in compliance with Environmental Laws. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials on the Property. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Property any such materials or substances except to use in the ordinary course of Tenant's business, and then only after notice is given to Landlord of the identity of such substances or materials. No such notice shall be required, however, for commercially reasonable amounts of ordinary office supplies and janitorial supplies. Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request, concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.

c. Tenant's Liability. Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant's failure to comply with this Section 22 including, but not limited to: (i) the cost of full remediation of any contamination to bring the Property into the same condition as prior to the Commencement Date and into full compliance with all Environmental Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises and any other contaminated areas have been remediated and brought into compliance with all Environmental Laws; and (iii) the reasonable fees and expenses of Landlord's attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Section 22.

d. Limitation on Tenant’s Liability. Tenant’s obligations under this Section 22 shall not apply to any condition or matter constituting a violation of any Environmental Laws: (i) which existed prior to the commencement of Tenant's use or occupancy of the Premises; (ii) which was not caused, in whole or in part, by Tenant or Tenant's agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord's agents, employees, officers, partners, contractors, guests, or invitees.

e. Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the "Auditors") may, from time to time as Landlord deems appropriate, conduct periodic tests and examinations ("Audits") of the Premises to confirm and monitor Tenant's compliance with this Section 22. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant's Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this Section 22. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 22, in which case, the cost of such Audit, and the cost of all subsequent Audits made during the Term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid for on demand by Tenant.

f. Landlord's Liability. Landlord represents and warrants that, to the best of Landlord’s knowledge after due inquiry and investigation, there are no hazardous materials on the Premises as of the Commencement Date in violation of any Environmental Laws. Landlord shall indemnify and hold Tenant harmless from any liability resulting from Landlord’s violation of this representation and warranty.

g. Property. For the purposes of this Section 22, the term “Property” shall include the Premises, Building, all Common Areas, the real estate upon which the Building is located; all personal property (including that owned by Tenant); and the soil, ground water, and surface water of the real estate upon which the Building is located.

h. Tenant's Liability After Termination of Lease. The covenants contained in this Section 22 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Section 22.

23. DEFAULT.

a. Tenant’s Default. Tenant shall be in material default under this Lease if Tenant:

i.
Fails to pay within ten (10) days after Tenant’s receipt of written notice any Base Rent, Additional rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease or in the SCI Lease; provided, however, that Tenant shall be entitled to only one (1) such notice in each calendar year;

ii.
Breaches any other agreement, covenant or obligation in this Lease or the SCI Lease and such breach is not remedied within thirty (30) days after Landlord gives Tenant notice specifying the breach, or if such breach cannot, with due diligence, be cured within thirty (30) days, Tenant does not commence curing within thirty (30) days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice;

iii. Files any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court, or has such a petition or action filed against it which is not stayed or vacated within sixty (60) days after filing; or

iv. Makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and the appointment is not stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors.

b. Landlord’s Remedies. In the event of a material default by Tenant, Landlord at its option may do one or more of the following:

i.  Terminate this Lease and recover all damages caused by Tenant’s breach, including consequential damages for lost future rent (but no other consequential damages) provided that in all events Landlord shall take commercially reasonable efforts to mitigate its damages;

ii.  Repossess the Premises, with or without terminating, and relet the Premises at such amount as Landlord deems reasonable;

iii. [Intentionally Deleted];

iv. Bring action for recovery of all amounts due from Tenant;

v.  Seize and hold any personal property of Tenant located in the Premises and assert against the same a lien for monies due Landlord;

vi. Pursue any other remedy available in law or equity.

c. Attorneys Fees/Costs. If Landlord or Tenant brings an action to enforce the terms hereof, to collect Rent, Additional Rent or other sums due under the Lease, or to declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys' fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees and court costs reasonably incurred in good faith. Landlord shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default. Landlord and Tenant agree that attorneys' fees incurred with respect to defaults and bankruptcy are actual pecuniary losses within the meaning of section 365(b)(1)(B) of the Bankruptcy Code or any successor statute. An award of costs to Landlord as the prevailing party shall also include all reasonable expenses of Landlord incurred in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant.

d. Remedies Cumulative. All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by notice delivered to Tenant. The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained.

e. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Rent, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.

f. No Reinstatement. No payment of money by Tenant to Landlord after the expiration or termination of this Lease shall reinstate or extend the Term, or make ineffective any notice of termination given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.

g. Unlawful Detainer. Tenant agrees that in addition to all other rights and remedies Landlord may obtain an order for unlawful detainer from any court of competent jurisdiction without prejudice to Landlord's rights to otherwise collect rents or breach of contract damages from Tenant.

24.  LANDLORD DEFAULT. If Landlord shall default in the performance of any covenant or agreement of Landlord contained in this Lease and shall not cure such default within thirty (30) days after written notice by Tenant (or within such shorter period as is otherwise expressly provided in this Lease) or if such default is not reasonably susceptible of cure within thirty (30) days, then after such period of time as is reasonably necessary to cure such default, so long as Landlord promptly commences such cure within said thirty (30) day period (or within such shorter period as is otherwise expressly provided in this Lease) and diligently prosecutes the same to completion, then Tenant may at its option:

(i) do or cause to be done, on behalf of and for the account of Landlord, whatever Landlord is obligated to do under the terms of this Lease (other than performing repairs or other work to the roof and structural portions of the Building), and Landlord agrees to reimburse Tenant on demand for any and all costs and expenses, including without limitation, reasonable attorneys’ fees, which Tenant may incur in thus effecting compliance with Landlord’s obligations under this Lease, and if Landlord fails to make such reimbursement within ten (10) days after demand therefor, Tenant may deduct such costs and expenses, together with interest thereon at the Determination Rate, from any Rent thereafter accruing hereunder; provided, however, if Landlord in good faith disputes the occurrence of the default or Tenant’s right to offset the amount claimed, Tenant shall have the right, until such dispute is resolved, to offset only the amount that is not in dispute; or

(ii) enforce collection of its damages and/or obtain specific performance, injunctive or other equitable relief.

25. BANKRUPTCY.

a. Trustee’s Rights. Landlord and Tenant understand that, notwithstanding contrary terms in this Lease, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the "Code") may have certain rights to assume or assign this Lease. This Lease shall not be construed to give the trustee or debtor in possession any rights greater than the minimum rights granted under the Code.

b. Adequate Assurance. Landlord and Tenant acknowledge that, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease. The parties agree that the term “adequate assurance” shall include at least the following:

i.
In order to assure Landlord that any proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

ii.
Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Use provisions under Section 4 above, and such proposed assignee shall continue to engage in the Permitted Use under Section 4. It is understood that Landlord’s asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.

c. Assumption of Lease Obligations. Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.

26. NOTICES.

a. Addresses. Except as provided in subsection 26.e.and 26.f. below, all notices, demands and requests by Landlord or Tenant shall be sent to the following addresses, or to such other address as a party may specify by duly given notice:

LANDLORD:  Highwoods Realty Limited Partnership
c/o Highwoods Properties, Inc.
4501 Highwoods Parkway, Suite 400
Glen Allen, Virginia 23060
Attn: Lease Administration
Facsimile #: 804-965-9001

with a copy to:  Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
Attn: Manager, Lease Administration
Facsimile #: 919/876-2448

TENANT:   Saxon Capital, Inc.
4860 Cox Road
Glen Allen, Virginia 23060
Attn: Gerri Nolan, Real Estate Department
Facsimile #: 804-967-7521

with a copy to:  Saxon Capital, Inc.
4951 Lake Brook Drive, Suite 300
Glen Allen, Virginia 23060
Attn: General Counsel
Facsimile #: 804-217-7679

b. Form; Delivery; Receipt. ALL NOTICES, DEMANDS AND REQUESTS WHICH MAY BE GIVEN OR WHICH ARE REQUIRED TO BE GIVEN BY EITHER PARTY TO THE OTHER MUST BE IN WRITING UNLESS OTHERWISE SPECIFIED. Notices, demands or requests shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery to the receiving party's address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, with an original counterpart of such communication sent concurrently as specified in subsection (ii) or (iii) above and with written confirmation of receipt of transmission provided. Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three (3) business days after deposit thereof at any main or branch United States post office if sent in accordance with subsection (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to subsection (iii) above.

c. Address Changes. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.

d. Notice by Legal Counsel. Notices may be given on behalf of any party by such party's legal counsel.

e. Notice During Construction Period. Notwithstanding the provisions of subsection 26.a. above, during construction of the Project and until the Rent Commencement Date notice shall be given by Tenant to Landlord at the notice address above to the attention of both Paul W. Kreckman and Hank Robertson, and by Landlord to Tenant at the notice address above to the attention of Kathy Gordon. Each of Landlord and Tenant represents and warrants to the other that the parties identified in this subsection have been authorized by the respective parties to make decisions required by this Lease regarding the planning, design, and construction of the Project.

f. Rent Payment Address. Rent and all other amounts due hereunder shall be paid at the following address:

Highwoods Realty Limited Partnership
P.O. Box 65196
Charlotte, North Carolina 28265
Attn: Saxon Mortgage
Tax ID #: 56-1869557

27. HOLDING OVER. If Tenant holds over after the Expiration Date or other termination of this Lease, such holding over shall not be a renewal of this Lease but shall create a tenancy-at-sufferance. Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy-at-sufferance Tenant shall pay to Landlord (i) Base Rent at the rate equal to one hundred fifty percent (150%) of that provided for as of the expiration or termination date, and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Lease. The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord's ability to secure a replacement tenant. If Tenant holds over after the Expiration Date or other termination of this Lease for a period of more than ninety (90) days following written notice by Landlord to Tenant that Landlord requires occupancy of the Premises relating to Landlord’s lease of the Premises or a portion thereof to another tenant or tenants pursuant to an executed lease, then Tenant shall be liable for damages resulting to Landlord resulting from the loss of such prospective tenants.

28. ROOFTOP LICENSE.

(a) Grant. Landlord hereby grants to Tenant the non-exclusive right (hereinafter collectively the “Rooftop Rights”):

i.
To install, operate, maintain and remove, at Tenant’s sole expense and risk, certain rooftop communications equipment (hereinafter the “Equipment”) as described in Exhibit J attached hereto and made a part hereof.

ii.
To install, maintain, operate, and replace at Tenant’s sole expense and risk, certain connecting equipment, including, but not limited to, the cables, conduits, and connecting hardware necessary for the operation of the Equipment (hereinafter the Connecting Equipment”).

iii.
To pull such Connecting Equipment through the Building Common Areas (utilizing a separate raceway to be installed by Tenant at Tenant’s sole cost and expense and routing as approved by Landlord) for the purpose of connecting Tenant’s rooftop Equipment to the related Equipment located in Tenant’s lease Premises.

(b) Grant Non-exclusive. The Rooftop Rights granted herein are not exclusive and Landlord reserves the right to grant, renew or extend rooftop communications rights to others; provided such rights do not render Tenant’s utilization of the site impractical. If Landlord grants Rooftop Rights to any future tenant, operator or licensee (“Future Licensee”), and such Future Licensee’s equipment interferes with Tenant’s operation and use of it Equipment, Landlord will direct the Future Licensee to take all steps reasonably necessary to reduce the level of interference to a level that does not materially impair Tenant’s operation and use of its Equipment. If such Future Licensee cannot or does not reduce the interference to a level that does not materially impair Tenant’s operation and use of its Equipment, Landlord shall terminate the license with such Future Licensee and require the Future Licensee to remove the equipment causing such interference.

(c) Term. The Rooftop Rights granted to Tenant by Landlord shall have an expiration date co-terminous with the Lease Term (unless sooner terminated by Landlord or Tenant as provided herein).

(d)  Use. Tenant agrees to use the Equipment and Connecting Equipment exclusively for its own use. Tenant shall not use the Equipment or Connecting Equipment to provide services to any outside party without Landlord’s prior written consent, it being acknowledged that changes in the use of Tenant’s Equipment or Connecting Equipment may increase the value of the Rooftop Rights granted herein. Tenant shall not utilize the Equipment or Connecting Equipment in any manner that is in violation of any governmental laws, rules or regulations, whether now existing or hereinafter enacted or which is in violation of the Building Rules and Regulations. Tenant may not make any use of the Equipment or Connecting Equipment that (i) is or may be a nuisance or trespass or otherwise disturbs the other tenants in the Building, (ii) increases any insurance premiums, or (iii) makes such insurance unavailable to Landlord on the Building under the insurer’s standard underwriting criteria. Landlord makes no warranty or representation that the Building, the Building rooftop, or any improvements therein (including without limitation any existing equipment rooms, conduits, cables, and other spaces and products related to the operation or installation Tenant’s Equipment) (hereinafter collectively the “Equipment Space”) are suitable for Tenant’s intended use. Landlord further makes no warranty or representation that Tenant’s rooftop equipment will not be affected by or suffer interference from existing rooftop equipment, provided such existing equipment is operating in compliance with the terms and conditions allowed by the applicable rooftop agreement. Tenant acknowledges (i) that Tenant shall perform all necessary studies and reports to determine the suitability of the Equipment Space for Tenant’s intended us; (ii) that Tenant has not relied on any statements, representations, or any other indications (whether verbal, written, or both) made by Landlord, its employees, officers, agents, representatives, contractors, or brokers regarding the condition and suitability of the Equipment Space for Tenant’s intended use; and (iii) that Tenant has inspected the Equipment Space and accepts the same “as is” and agrees that Landlord is under no obligation to perform any work or provide any materials in preparation for the installation, maintenance or operation of Tenant’s Equipment or Connecting Equipment. Tenant further acknowledges that the Equipment Space may be accessed by Landlord’s authorized representatives, including but not limited to, authorized personnel representing other communications carriers, and agents, employees, contractors, representatives, and subcontractors, of Landlord.

(e)
Termination. Provided Tenant is not then in default, Tenant may terminate its Rooftop Rights at any time, with or without cause, with thirty (30) days priors written notice to Landlord. Termination rights granted to Landlord and Tenant in the Lease shall also be fully applicable to the Rooftop Rights granted herein.

(f) Rent. [Intentionally Deleted.]

(g) Equipment. The Equipment and the Connecting Equipment shall be installed behind the rooftop screen to be constructed on the roof of the Building, and otherwise in strict accordance with the covenants of the Innsbrook Corporate Park, the specifications set forth in Exhibit J and any subsequent plans and specifications approved by Landlord as set forth herein. Tenant shall at all times operate and maintain the Equipment and the Connecting Equipment in good condition and in compliance with all federal, state, and local laws, ordinances, and rules. Equipment replacements shall be restricted to equipment substantially similar in function and size to the Equipment described in Exhibit J. The installation of any additional equipment or equipment dissimilar in function or size to that described in Exhibit J shall be deemed an act of default by Tenant. Tenant shall not place any load upon any floor or upon the roof of the Building contrary to the weight, method of installation and position reasonably prescribed by Landlord. The Equipment and Connecting Equipment shall remain at the sole risk of Tenant, and Landlord shall not be liable for any damage, theft, misappropriation or loss regardless of the cause thereof, and Tenant expressly waives any and all claims it may have against Landlord with respect to the same.

(h) Equipment Installation. Prior to the commencement of any work or the installation of any Equipment or Connecting Equipment, Tenant shall:

i. Prepare and deliver to Landlord an outline of the Building rooftop, indicating the proposed location of the rooftop Equipment, a description of the proposed method of installation, and the proposed routing of any rooftop Connecting Equipment. Tenant shall also describe, in reasonable detail, the proposed routing of all non-rooftop Connecting Equipment. No work shall commence until Landlord has approved, in writing, all construction and installation plans, which approval shall not be unreasonably withheld or delayed. Landlord shall indicate its approval or disapproval and notify Tenant of any required changes within ten (10) business days after Landlord receives such plans from Tenant. In on event shall Landlord’s approval or change of such plans be deemed a representation that Tenant’s Equipment and Connecting Equipment will not cause interference with other systems in the Building or that Tenant’s plans comply with applicable laws, rules or regulations; such responsibility shall remain solely with Tenant.]

ii. Tenant warrants that the installation of the Equipment and Connecting Equipment shall be in strict compliance with (i) Exhibit J attached hereto; (ii) any subsequent plans and specifications approved by Landlord; (iii) all Equipment manufacturer’s recommendations; and (iii) all applicable laws, rules or regulations. Tenant shall not make any material modifications to the Equipment Space without Landlord’s prior written approval, which Landlord shall determine tin its soles discretion. Tenant shall also insure that the installation and construction shall be performed in a neat, responsible, and workmanlike manner, using generally accepted construction standards, consistent with such reasonable requirements as shall be imposed by Landlord. Tenant shall promptly notify when all work has been completed and all work shall be inspected by Landlord. Within five (5) business days following Tenant’s completion of the installation, Tenant shall provided Landlord with documentation evidencing that all applicable permits, licenses, and approvals required for the installation, maintenance, and operation of the Equipment and Connecting Equipment have been obtained.

iii. Tenant acknowledges that the structural integrity of the load bearing capability of the roof, the moisture resistance of the roof membrane, and the ability of Landlord to safely access all parts of the roof are of critical importance to Landlord. Tenant agrees that all specifications and plans will provide sufficient specificity to ensure that these concerns are protected. Tenant shall not make any penetrations of the roof membrane without the Landlord’s prior written approval. Any penetrations of the roof membrane approved by Landlord shall be made at Tenant’s sole cost and expense by a qualified roofing contractor selected by Landlord to ensure full compliance with the terms of all existing roof warranties. Tenant shall be fully liable to Landlord for any unauthorized activities that violate the terms of any warranty on the roof membrane and results in the full or partial loss of any roof warranty coverage otherwise available to Landlord. Tenant shall handle all parts, materials, and substances capable of damaging the roof membrane in a manner that fully protects the integrity of the membrane. Any roof damage caused by Tenant or any of Tenant’s agents, representative, employees, contractors, subcontractors or invitees shall be made at Tenant’s sole cost and expense by a roofing contractor selected by Landlord. Landlord, in its sole discretion, may require Tenant to install, at Tenant’s sole cost and expense, rooftop walk pads if Landlord considers such pads necessary to protect the integrity of the roof membrane.

iv. Tenant, in the exercise of its Rooftop Rights granted herein, shall not at any time (as determined by Landlord in its sole judgment), disrupt Building operations, including but not limited to, blocking access to or in any way obstructing Building entrances, lobbies, hallways, elevators, or interfere or hinder the use of the Building’s loading docks. Any work activities deemed disruptive to Building operations, including but not limited to core drillings, must be performed after normal business hours as defined by Landlord.

v. Tenant shall, at is sole cost and expense, repair or refinish any surface of the Building damaged by or during the installation, operation, maintenance or removal of Tenant’s Equipment or Connecting Equipment and caused by Tenant or any of its agents, representatives, employees, contractors, subcontractors, or invitees. In the event Tenant fails to promptly repair or refinish any such damage, Landlord may, in its sole discretion, repair or refinish such damage to Landlord’s satisfaction and Tenant shall reimburse Landlord for all costs and expenses incurred in such repair or refinishing together with an administrative charge of fifteen percent (15%) of such costs and expenses. All such sums shall be deemed to be Additional Rent payable to Landlord.

vi. Tenant shall attach a label to (i) all rooftop Equipment and Connecting Equipment located on the rooftop and (ii) to all cabling passing through all Building common area equipment and telephone rooms. Each label shall included, at a minimum, the following information:

a.	Tenant’s name;
b.	Rooftop Lease #;
c.	If cabling, the floor where the cable originates and the floor where it terminates;

vii. Tenant shall obtain, at its sole cost and expense, prior to the commencement of any construction activities or Equipment or Connecting Equipment installations, any necessary federal, state, and municipal permits, licenses and approvals. Tenant’s Equipment and Connecting Equipment shall comply with all applicable safety standards, as modified from time to time, of any governing body with jurisdiction over Tenant’s operations.

viii. Any specialized use of the elevators must be coordinated with Landlord’s property manager.

ix. Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations.

(i)	Tenant’s Covenants.

a.  Tenant shall at its sole cost and expense, maintain the Equipment and Connecting Equipment in proper operating condition and maintain same in a safe condition.

b. Tenant’s Equipment and Connecting Equipment shall not disrupt, adversely affect, or interfere with (i) the operation of any existing communications equipment at the Building, (ii) any tenant’s or occupant’s use or operation of communications or computer devices, or (iii) the operation of any Building system. In the event interference occurs, Tenant shall correct such interference within twenty-four (24) hours after receiving written notice that such interference is possibly caused by Tenant’s Equipment. Landlord reserves the right to disconnect power to any of Tenant’s Equipment in the event Tenant fails to correct such interference within such twenty-four (24) hour period. Tenant hereby releases Landlord from any and all liability and damages, which results or possibly results from any such disconnection.

(j) Utility Service. In the event Tenant’s Equipment requires utility service beyond the limits set forth in the Lease, Tenant shall pay for all related utility costs. Subject to availability as determined by Landlord in its sole discretion, Tenant may connect to the existing electrical service to the Building provided that Tenant, at Tenant’s sole expense, installs an Emon Dmon sub-meter capable of measuring both electricity consumption and demand. In such event, Tenant shall reimburse Landlord for the costs of Tenant’s electrical use, including Landlord’s administrative charge of $20.00 per month for meter reading and administrative processing. Landlord shall invoice Tenant on a monthly basis (or such other billing cycle as may be mutually acceptable to both Landlord and Tenant), and all sum due related to Tenant’s electrical usage shall be due to Landlord as Additional Rent. Landlord shall have no liability to Tenant or any third party for any interruption, curtailment, stoppage, or suspension of any utility service.

(k) Access. Tenant hereby acknowledges that for reasons of safety and security, Landlord must restrict access to the Building rooftop and Building common areas to authorized personnel only. Landlord agrees that Tenant’s authorized representative shall have access to the Equipment Space during normal business hours (typically defined as 7:30 a.m. to 4:30 p.m., Monday through Friday, excluding state and national holidays) free of charge. Access after normal business hours will require Landlord to dispatch personnel and Tenant shall reimburse Landlord, as Additional Rent, for the associated personnel costs at Landlord’s then current overtime hourly billable rate (Landlord’s overtime rate is currently $52.50 per hour). Except in the event of an emergency, Tenant agrees to give at least twenty-four (24) hours notice to Landlord of its intent to enter the Equipment Space. At the time such notice is given, Tenant shall inform Landlord of the names of the person(s) who will be accessing the Equipment Space, the reasons for the entry, and the expected duration of the work to be performed. Tenant acknowledges that Landlord may not maintain personnel on-site and any requested access without prior notification may result in unavoidable and unpredictable delays. At no time shall Tenant or any of Tenant’s agents, employees, contractors, subcontractors, or representative attempt to connection, tamper with, adjust, alter, or otherwise affect the operation of any equipment or systems belonging to Landlord or any other third-party without the prior written approval of Landlord or the affected third-party, as appropriate. Landlord reserves the right, in its sole discretion, to select or approve any contractor whose work activities will connect, interact with, or potentially affect any Building equipment or systems.

(l) Relocation. Landlord, at its sole expense and discretion, may require Tenant to relocate any or all of the Equipment and Connecting Equipment located on the rooftop or within the Building, provided that such relocation does not materially and adversely impair the operation of the Equipment and Connecting Equipment or materially degrade the quality of transmission of the Equipment and Connecting Equipment. In the event Landlord requires Tenant to relocate Tenant’s Equipment or Connecting Equipment, as the case may be, Tenant shall within sixty (60) days either: (i) terminate this License upon written notice to Landlord; or (ii) commence efforts to relocate the Equipment or the Connecting Equipment, as the case may be, and complete their relocation with on hundred twenty (120) days of the date of Landlord’s original notice to Tenant to relocate, in which event Landlord shall reimburse Tenant for any reasonable, actual, out-of-pocket costs or expenses paid by Tenant to third parties in connection with such relocation. Landlord will permit Tenant to perform a standard cutover procedure, if required by any relocation of Equipment, which will ensure that the relocated Equipment is operational for services prior to discontinuing service from the old location. In the event all or a portion of the roof membrane must be repaired or replaced, or any other Building maintenance need arises that requires the temporary removal of the Equipment and Connecting Equipment, Tenant shall be bully responsible, at its sole cost and expense, for the removal and re-installation of all Equipment. Except in the case of emergencies, Landlord shall provide Tenant with forty-eight (48) hours notice of any planned repairs or replacements that will require the removal of Tenant’s Equipment, unless Landlord is unable to provide forty-eight (48) hours notice due to the nature of the repair or replacement, in which event Landlord shall provide as much notice as reasonably possible. Landlord shall promptly notify Tenant when the repair or replacement is complete and the re-installation of the Equipment may commence. All Equipment shall be re-installed in strict accordance with the specifications previously approved by Landlord and in effect at the time of the Equipment’s removal. Landlord shall have no liability to Tenant or any third-party for any losses incurred as a result of the relocation and re-installation.

(m) Removal. Provided Tenant is not in default under the terms of the Lease or its obligations under the Rooftop Rights granted herein, Tenant may, prior to the Expiration Date, remove its Equipment from the Building; provided, however, Tenant shall repair all damage caused by such removal and perform such restoration as may be required under the terms of the Lease. In any event, Tenant shall remove all of its Equipment and Connecting Equipment (unless Tenant obtains Landlord’s prior written consent to allow the Connecting Equipment, or portions thereof, to remain in place and become the property of Landlord, such consent to be at Landlord’s sole discretion) prior to the Expiration Date or earlier termination (for whatever cause) of Tenant’s Rooftop Rights. In the event Tenant’s Equipment and Connecting Equipment or any portion thereof (excepting any Connecting Equipment to remain in place per Landlord’s consent as described above) is not removed prior to the Expiration Date or earlier termination of Tenant’s Rooftop Rights, such property shall be deemed abandoned by Tenant and Landlord may dispose of same in whatever manner Landlord may elect without any liability to Tenant. Any expenses incurred by Landlord as a result of the removal and disposition of Tenant’s Equipment and Connecting Equipment, or any portion thereof, deemed abandoned by Tenant shall be paid to Landlord by Tenant within thirty (30) days of Tenant’s receipt of Landlord’s invoice.

(n) Assignment - Sublicense. Tenant shall not assign, sublicense, or otherwise transfer the Rooftop Rights or any portion there of without Landlord’s prior written consent, which Landlord shall determine in its sole discretion. Not withstanding the foregoing, Tenant shall have the right, without Landlord’s consent, but upon written notification to Landlord, to assign or sublicense Tenant’s Rooftop Rights pursuant to a Permitted Transfer. Landlord must be given prior written notice of any such assignment or sublicense, and failure to do so shall be a default by Tenant hereunder. Acceptance of Rooftop Rent payments by Landlord after any non-permitted assignment shall not constitute approval thereof by Landlord. In no event shall Tenant’s Rooftop Rights be assignable by operation of any law, and Tenant’s rights hereunder may not become, and shall not be listed by Tenant s an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord’s title is paramount, and that it can do nothing to affect or impair Landlord’s title. If Tenant’s Rooftop Rights shall be assigned or sublicensed by Tenant at a Rooftop Rent that exceeds the Rooftop Rent to be paid to Landlord hereunder, then any such excess shall be paid over to Landlord by Tenant.

29.  BROKER'S COMMISSIONS.

a. Broker. Each party represents and warrants to the other that it has not dealt with any real estate broker, finder or other person with respect to this Lease in any manner, other than Advantis GVA, Inc., which will be paid by Landlord pursuant to separate agreement.

b. Landlord’s Obligation. Landlord shall pay any commissions or fees that are payable to the Broker with respect to this Lease pursuant to Landlord’s separate agreement with the Broker.

c. Indemnity. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this Section shall survive the termination of this Lease.

30. MISCELLANEOUS.

a. No Agency. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord's title to the Building is paramount, and that it can do nothing to affect or impair Landlord's title.

b. Force Majeure. The term “force majeure” means: fire, flood, extreme weather, labor disputes, strike, lock-out, riot, government interference (including regulation, appropriation or rationing), unusual delay in governmental permitting, unusual delay in deliveries or unavailability of materials, unavoidable casualties, Act of God, or other causes beyond Landlord’s or Tenant’s reasonable control provided, however, that a party's lack of funds shall not be deemed to be a cause beyond the control of such party, and force majeure shall be deemed to exist only so long as the party relying on such delay to excuse its performance promptly and specifically notifies the other party in writing of such delay and exercises due diligence to remove or overcome it.

c. Limitation on Damages. Except as set forth in Section 3(b)(xi) of this Lease, Landlord shall not be liable to Tenant for any special, consequential, incidental or punitive damages.

d. Satisfaction of Judgments Against Landlord. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord's default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord's interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.

e. Interest. Should Landlord or Tenant fail to pay any amount due the other within 30 days of the date such amount is due, then the amount due shall begin accruing interest annually at a rate equal to the Prime Rate published in the Money Rates Section of the Wall Street Journal (or a comparable prime rate if that index is not available) plus Two Percent (2%), compounded monthly, or the highest permissible rate under applicable usury law, whichever is less, from the date owed until paid.

f. Legal Costs. Should Landlord or Tenant prevail in any legal proceedings against the other party for breach of any provision in this Lease, then the non-prevailing party shall be liable for the costs and expenses of the prevailing party, including its reasonable attorneys' fees (at all tribunal levels).

g. Sale of Premises or Building. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder; upon the sale of the Premises or the Building and the express assumption by the transferee of Landlord’s obligations under this Lease, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease.

h. Time of the Essence. Time is of the essence in the performance of all obligations under the terms of this Lease.

i. Transfer of Security Deposit. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the Security Deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent.

j. Tender of Premises. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless requested in writing by Landlord.

k. Tenant’s Financial Statements. Upon reasonable request of Landlord, Tenant agrees to furnish to Landlord copies of Tenant’s most recent annual, quarterly and monthly financial statements, audited if available. The financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. The financial statements shall include a balance sheet and a statement of profit and loss, and the annual financial statement shall also include a statement of changes in financial position and appropriate explanatory notes. Landlord may deliver the financial statements to any prospective or existing mortgagee or purchaser of the Building.

l. Recordation. This Lease may not be recorded without Landlord's prior written consent, but Tenant and Landlord agree, upon the request of the other party, to execute a memorandum hereof for recording purposes. The party requesting the memorandum of lease shall be liable for payment of any recording taxes.

m. Partial Invalidity. The invalidity of any portion of this Lease shall not invalidate the remaining portions of the Lease.

n. Binding Effect. This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

o. Entire Agreement. This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof.

p. Good Standing. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State in which the Premises are located, that the corporation has a full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so.

q. Terminology. The singular shall include the plural, and the masculine, feminine or neuter includes the other.

r. Headings. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section.

s. Choice of Law. This Lease shall be interpreted and enforced in accordance with the laws of the State in which the Premises are located.

t. Effective Date. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the "Effective Date".

31. SPECIAL CONDITIONS. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control:

32. ADDENDA AND EXHIBITS. If any addenda are noted below, such addenda are incorporated herein and made a part of this Lease.

a. Lease Addendum Number One- “Additional Rent - Operating Expense
Pass Throughs”
b. Exhibit A - Owens and Minor Land
c. Exhibit B - Project Plans
d. Exhibit C-1 - Preliminary Project Outline Specifications
e. Exhibit C-2 - Base Building vs. Tenant Improvements
f. Exhibit D - Project Schedule
g. Exhibit E - Clancy & Theys Tenant Improvement Contract
h. Exhibit F - High Demand Electrical Equipment
i. Exhibit G - Intentionally Deleted
j. Exhibit H - Janitorial Specifications
k. Exhibit I - Rules and Regulations
l. Exhibit J - Rooftop Equipment

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in four originals, all as of the day and year first above written.

TENANT:

SCI SERVICES, INC., a Virginia corporation

By:
Name:
Title:

Date: ____________________________

LANDLORD:

HIGHWOODS REALTY LIMITED PARTNERSHIP,
a North Carolina limited partnership

By:	Highwoods Properties, Inc., a Maryland corporation,
its General Partner

By:
Paul W. Kreckman, Vice President
Date:

ACKNOWLEDGMENTS

COMMONWEALTH OF VIRGINIA
COUNTY OF HENRICO

I, the undersigned Notary Public, certify that Paul W. Kreckman personally came before me this day and acknowledged that he is the Vice President of Highwoods Properties, Inc. as general partner of Highwoods Realty Limited Partnership, a North Carolina limited partnership, and that by authority duly given and as the act of said partnership, the foregoing instrument was signed for the purposes therein expressed.

WITNESS my hand and notarial seal, this ____ day of _________________, 2004.

Notary Public: ______________________________

My Commission Expires: _____________________

STATE OF _______________________   (Corporation)
COUNTY OF _____________________

I, the undersigned Notary Public, certify that ____________________________________ personally came before me this day and acknowledged that ____he is _____________________ _____________ of _____________________________________________________________, a _________________________ corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by _______________________, as its _________________.

WITNESS my hand and notarial seal, this ____ day of __________________, 2004.

Notary Public: ______________________________
My Commission Expires: _____________________

LEASE ADDENDUM NUMBER ONE

[OPERATING EXPENSE PASS THROUGHS]

ADDITIONAL RENT - OPERATING EXPENSE PASS THROUGHS. For each Calendar Year (as hereinafter defined) during the Term, Tenant agrees to pay to Landlord, as Additional Rent, in a lump sum, Tenant’s Proportionate Share of any increase in Operating Expenses (as hereinafter defined) incurred by Landlord’s operation or maintenance of the Building, above the amount for the Base Year.

For the period from the end of the Base Year to the end of 2006, Landlord shall estimate the amount the Operating Expenses shall increase for the remainder of 2006 above the Expense Stop (as hereinafter defined). Landlord shall send a written statement of the amount of Tenant's Proportionate Share of any estimated increase in Operating Expenses and Tenant shall pay to Landlord, on a monthly basis, Tenant's Proportionate Share of such annual increase in Operating Expenses. Within ninety (90) days after the end of 2006, or as soon as possible thereafter, Landlord shall send a copy of the Annual Statement to Tenant. Pursuant to the Annual Statement, Tenant shall pay to Landlord Additional Rent as owed or Landlord shall adjust Tenant's Rent payments if Landlord owes Tenant a credit. Operating Expenses during the Base Year shall be referred to as the “Expense Stop.” For the Calendar Year commencing on January 1, 2007, and for each Calendar Year thereafter during the Term, Landlord shall estimate the amount the Operating Expenses shall increase for such Calendar Year above the Expense Stop. Landlord shall send a written statement of the amount of Tenant's Proportionate Share of any estimated increase in Operating Expenses and Tenant shall pay to Landlord, on a monthly basis, Tenant's Proportionate Share of such annual increase in Operating Expenses. Within ninety (90) days after the end of each Calendar Year or as soon as possible thereafter, Landlord shall send a copy of the Annual Statement to Tenant. Pursuant to the Annual Statement, Tenant shall pay to Landlord Additional Rent as owed or Landlord shall adjust Tenant's Rent payments if Landlord owes Tenant a credit. After the Expiration Date or any termination of this Lease, Landlord shall send Tenant the final Annual Statement for the Term and Tenant shall pay to Landlord Additional Rent as owed or if Landlord owes Tenant a credit, then Landlord shall pay Tenant a refund. If there is a decrease in Operating Expenses in any year below Expense Stop then no additional rent shall be due on account of Operating Expenses, but Tenant shall not be entitled to any credit, refund or other payment that would reduce the amount of other additional rent or Base Rent owed. If this Lease expires or terminates on a day other than the December 31, then Additional Rent shall be prorated on a 365-day Calendar Year (or 366 if a leap year). All payments or adjustments for Additional Rent shall be made within thirty (30) days after the applicable Statement is sent to Tenant.

The term “Calendar Year” shall mean each of the twelve month periods (or any portion thereof) during the Term beginning on January 1 and ending on the next following December 31.

The term "Operating Expenses" shall mean all direct costs incurred by Landlord in the provision of services to tenants and in the operation, repair and maintenance of the Building and Common Areas as determined by generally accepted accounting principles, including, but not limited to ad valorem real and personal property taxes, hazard and liability insurance premiums, utilities, heat, air conditioning, generator maintenance, janitorial service, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, management fees, and common area expenses; provided, however, the term "Operating Expenses" shall not include depreciation on the Building or equipment therein, interest, executive salaries, real estate brokers’ commissions, or other expenses that do not relate to the operation of the Building. The annual statement of Operating Expenses shall be accounted for and reported in accordance with generally accepted accounting principles (the "Annual Statement").

In addition, Operating Expenses shall not include:

(a)	original construction costs of the Building;
(b)	reserves for repairs, maintenance and replacements;

(c)	advertising, legal and space planning expenses and other leasing costs incurred in procuring tenants for the Building;

(d)	salaries, wages, or other compensation paid to employees of any property management organization being paid a fee by Landlord for its services;

(e)	amounts paid to any partners, shareholder, officer or director of Landlord, for salary or other compensation;

(f)
expenses for repairs, replacements or improvements arising from the initial construction of the Building to the extent such expenses are either (i) reimbursable to Landlord by virtue of warranties from contractors or suppliers or (ii) result by reason of deficiencies in design or workmanship;

(g)	accounting or legal fees other than those incurred in connection with reducing or attempting to reduce Operating Costs;

(h)	costs incurred to remedy, repair or otherwise correct any defects or violations of the Building, or by reason of any changes in governmental laws, rules or regulations occurring during the lease term;

(i)
costs of repairs incurred by reason of fire or other casualty or condemnation to the extent Landlord is entitled to receive compensation therefor through proceeds of insurance under policies of insurance customarily maintained by other landlords or which are under this Lease required to be maintained by Landlord, or by reason of condemnation awards;

(j)
costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity, such as trustee's fees, annual fees, partnership organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Building operations);

(k)	interest or penalties arising by reason of Landlord's failure to timely pay any Operating Expenses;

(l)
costs incurred with respect to any retail areas of the Building or which under generally accepted accounting principles would be properly allocable to retail areas of the Building (including, without limitation, costs incurred for parking areas of the Building which are properly allocable to the retail areas);

(m)	costs incurred for capital improvements of any nature unless specifically set forth in this Lease;

(n)	costs incurred to remove any hazardous or toxic wastes, materials or substances from either the Building or land upon which it is located;

(o)	Landlord's general corporate overhead and general and administrative expenses;

(p)
services provided and costs incurred in connection with the operation of any parking garage or off-site parking operations in the building, unless Tenant has exercised its option to require Landlord to construct structured parking as provided in Section 8(a)(x);

(q)	costs to comply with the Americans with Disabilities Act, as amended, as applied to the base Building only;

(r)	costs directly resulting from the negligence or willful misconduct of Landlord or its agents, contractors or employees;

(s)	the cost of any "tap fees" or one time lump sum sewer or water connection fees for the building;

(t)	any costs of selling, financing or mortgaging Landlord's interest in the Building and/or the land on which it is located;

(u)	any costs of disputes between third parties;

(v)	costs of maintenance and repair of the generators serving the Building and any special HVAC units owned by Tenant, if such costs are paid directly by Tenant otherwise; and

(w)
any other costs or expenses not otherwise expressly stated herein which under generally accepted operating and/or management procedures would not be considered as a properly reimbursable Operating Expense.

If the aggregate of Controllable Operating Expenses, as hereinafter defined, in any calendar year commencing January 1, 2006 increases by more than six percent (6%) on a cumulative basis over the Controllable Operating Expenses payable during the preceding calendar year, then for purposes of determining Tenant’s proportionate share of Operating Expenses during the Lease Term, the amount by which Controllable Operating Expenses increase during each calendar year shall not exceed in any year an amount that such Controllable Operating Expenses would have been if such Controllable Operating Expenses had increased by six percent (6%) during such calendar year (the “Cap”). In the event that in any calendar year the increase in Controllable Operating Expenses over the Controllable Operating Expenses for the immediate preceding lease year is less than or greater than the Cap for such calendar year, any such shortfall or excess shall be carried forward to later calendar years, thereby allowing Landlord to raise the Cap for such years or apply the excess toward the Cap for such years, as the case may be (provided that the average increase in the aggregate during the Lease Term does not exceed six percent (6%) per year). Tenant’s proportionate share of Operating Expenses shall be calculated after the determination of increases in Controllable Operating Expenses has been made pursuant to this Section (subject to Tenant’s obligation to make estimated payments). The term “Controllable Operating Expenses” shall mean all Operating Expenses other than real estate taxes, utilities, janitorial services, security services, insurance, and all other expenses that Landlord has no power to regulate.

During the Lease Term, Landlord’s books and records pertaining to the calculation of Operating Expenses for the two (2) immediately preceding calendar years may be audited by a certified public accountant not retained by Tenant or Landlord for other accounting, tax or other consulting work (which accountant shall not be compensated in whole or in part on a contingency basis) at Tenant’s expense, at any time within twelve (12) months after Tenant’s receipt of Landlord’s Annual Statement; provided that Tenant shall give Landlord not less than thirty (30) days prior written notice of any such audit. Tenant’s audit of Landlord's books and records relating to the two (2) immediately preceding calendar years’ Operating Expenses shall occur at a mutually convenient time during reasonable business hours at Landlord's office where Landlord’s books and records are maintained. Tenant agrees to provide to Landlord copies of any and all reports, summaries, conclusions, and other results of such audit within ten (10) days following Tenant’s receipt thereof. If Landlord’s calculation of Tenant’s Additional Rental for the audited calendar year was incorrect, then Tenant shall be entitled (i) to a prompt refund of such overpayment, and (ii) the cost of Tenant’s reasonable audit fees if the corrected Tenant’s Additional Rental is less than 95% of Landlord’s calculation of Tenant’s Additional Rental; or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be. Tenant and the accountant shall keep the results of any such audit confidential as to all parties other than Landlord, and shall enter into a written confidentiality agreement prior to conducting such audit.

EXHIBIT A

[THE OWENS AND MINOR LAND]

EXHIBIT B
[PROJECT PLANS]

EXHIBIT C-1
[PRELIMINARY PROJECT OUTLINE SPECIFICATIONS]

EXHIBIT C-2

Base Building vs. Tenant Improvements

General Note (applies to all sections of this Exhibit), wherever possible the Tenant’s Interior Improvements will be constructed along with the Base Building Construction in order to minimize or eliminate the cost of rework. For example the fire sprinkler work will be installed in accordance with the then approved tenant layout. In this example the Tenant pays for added sprinkler heads only as costs to relocate sprinkler heads has been eliminated.

DRYWALL/ACOUSTICAL

Scope Item	Applies to Base Building	Applies to Tenant Allowance
1. Drywall at exterior perimeter wall, taped and finished ready for paint.	X
2. Drywall column wrap at exterior wall	X
3. Drywall surrounding core elements and stairs on all floors, core internal and external faces of walls taped and ready for paint.	X
4. Upper level elevator lobby, wall, and ceiling finishes Excludes the external face of core walls outlined in item 3 above.		X
5. Drywall wrap at freestanding columns		X
6. Ceiling grid furnished and installed	X
7. Ceiling tile installed, in accordance with shell building open plan (after completion of above ceiling work)	X
8. Tenant corridor drywall		X

Base Building vs. Tenant Improvements

ELECTRICAL

Scope Item	Applies to Base Building	Applies to Tenant Allowance
9. Lighting, one 2’ by 4’ fixture per 80 usable square feet	X
10. Power panel board (1 section 40 breaker panel for convenience outlets) 10A.Additional panels for tenant’s convenience outlets	X	X
11. Lighting, 3 tube, 2’ x 4’ parabolic fixtures, 1 fixture / 80 usable square feet	X
12. Lighting control system (first floor main lobby & parking lot) 12A. Lighting control system for tenant areas (tied into base building control system.)	X	X
13. Base building security system (first floor exterior doors) 13A. Tenant Security System (excluding item 13 above)	X	X
14. Main building Verizon demarcation with sleeves (4 per phone closet) through floor at base building phone closets. 14A. Additional sleeves and conduits for internal voice/data distribution	X	X
15. Telephone outlets, conduits or cable trays required in tenant space		X
16. Data service entry / riser		X
17. Data service connection and distribution		X
18. Lightning protection 18A. Lightning protection conduits from roof to foundation at four corners of building inside column wraps.	X	X
19. Emergency generator (For emergency use only)	X
20. Tenant Lighting Grid, as outlined in items 9 & 11 above	X

21. Fire Alarm System for Base Building (shell building only)
Includes main enunciator, remote enunciator and devices necessary for shell building compliance.

21A. Additional Fire Alarm required for specific Tenant layout and design. Additional work will be connected to Base Building panel.
	X	X

Base Building vs. Tenant Improvements

FINISHES

Scope Item	Applies to Base Building	Applies to Tenant Allowance
22. Restroom tile, wall finishes, fixtures, counters, and partitions	X
23. Main elevator lobby and building entry lobby floor, wall, and ceiling finishes. Finish selections to be approved by Tenant.	X
24. Typical upper elevator floor, wall and ceiling finishes. Finishes selected by Tenant and approved by Landlord.		X
25. Typical tenant corridor at upper floors		X
26. Window blinds (by owner) one inch aluminum mini blinds.	X
27. Telephone (with sleeves in floor) and Electrical Rooms on each floor.	X
28. Landscape area on lake side with brick patio. 29. Covered area or gazebo for smoking area.	X X

Base Building vs. Tenant Improvements

HVAC/PLUMBING

Scope Item	Applies to Base Building	Applies to Tenant Allowance
30.Main ductwork and core boxes (based on shell layout)	X
31. Medium pressure ductwork and one VAV box for every 1,000 usable square feet in Tenant Space (based on open area shell layout).	X
32. Modification to main ductwork and standard exterior zones (to accommodate tenant’s layout)		X
33. Modification to main ductwork and standard interior zones (to accommodate tenant’s layout)		X
34. Low pressure ductwork and air distribution at interior zones (one VAV box per 1,000 usable square feet, based on shell building layout)	X
35. Base building energy management system	X
36. Two wet columns for tenant water/sewer connection	X
37. Tenant plumbing fixtures and connection to wet columns (for fixtures added in the tenant improvement plan)		X
37. Sprinkler system with heads turned down at typical spacing for light hazard occupancy in Tenant space 37A. Added sprinkler heads to accommodate Tenant’s layout and design.	X	X
39. Complete common area bathrooms on each floor. Finish selections to be approved by Tenant.	X

I:\WMCDLIB\JOHNMER\0891056.01

EXHIBIT D
[PROJECT SCHEDULE]

Start Civil Engineering      2/18/04
Preliminary Plans and Outline Specifications    4/06/04
Site Plan Layout       4/06/04
File POD        4/09/04
Lease Execution       4/30/04
Planning Commission Hearing and Approval    5/26/04
Close on Acquisition of Owens and Minor Land   6/15/04
Approval of Shell Building Plans and Final Specifications  4/01/04 - 6/30/04
Tenant’s Space Plans and Construction Drawings   4/01/04 - 9/01/04
Building Construction       10/01/04 - 7/01/05
Tenant Move-In       7/01/05 - 7/31/05
Rent Commencement       8/01/05

EXHIBIT E
[CLANCY & THEYS TI CONTRACT]

EXHIBIT F
[HIGH DEMAND ELECTRICAL EQUIPMENT]

Supplemental HVAC (Liebert Unit in Communications Room)

EXHIBIT G
[INTENTIONALLY DELETED]

EXHIBIT H

[JANITORIAL SPECIFICATIONS]

A. OFFICE AREA:

Daily: (Monday - Friday, 6:00 p.m. - 8:00 p.m., exclusive of holidays)

1. Empty and clean all waste receptacles and ash trays and remove waste material from the premises; wash receptacles as necessary. Replace liners if soiled or torn.
2. Sweep and damp mop all uncarpeted areas.
3. Vacuum rugs and carpeted areas in traffic and work areas.
4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture and convector tops, within normal reach.
5. Wash clean all water fountains.
6. Clean smudges and hand prints from glass and walls.
7. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.
8. Janitorial contractor will not be responsible for arming/disarming any alarm system installed by Tenant, or any false alarm charges billed to Landlord because of the inability by Janitorial contractor to do so.

Weekly:

1. Dust coat racks, window ledges, chair rails and door ledges.
2. Remove all finger marks from private entrance doors, light switches and doorways.
3. Vacuum entire carpeted areas.
4. Spot clean all carpets as needed.
5. Wipe clean all brass and other bright work.
6. Hand dust all grill work within normal reach.

Quarterly:

Render high dusting not reached in daily cleaning to include:

1. Dusting of all pictures, frames, charts, graphs, and similar wall hangings.
2. Dusting all vertical surfaces such as walls, partitions, doors and ducts.
3. Dusting of all pipes, ducts and high holdings.
4. Dusting of all venetian blinds.

B. LAVATORIES:

Daily: (Monday - Friday, exclusive of holidays)

1. Sweep and damp mop floors.
2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.
3. Wash both sides of all toilet seats.
4. Wash basin bowls and urinals
5. Dust and clean all power room fixtures.
6. Empty and clean paper towel/sanitary disposal receptacles. Change liners nightly.
7. Remove waste paper and refuse.
8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers and toilet seat covers. (Materials furnished by contractor).
9. A sanitizing solution will be used in all lavatory cleaning.

Monthly:

1. Machine scrub all lavatory floors.
2. Wash all partitions and tile walls in lavatories.

C. MAIN LOBBY FLOOR, ELEVATORS, BUILDING EXTERIOR, AND CORRIDORS

Daily: (Monday - Friday, exclusively of holidays)

1. Sweep and wash all floors.
2. Wash all rubber mats.
3. Clean all elevators, wash or vacuum floors, wipe down walls and doors.
4. Spot clean any metal work inside lobby.
5. Spot clean any metal work surrounding Building Entrance doors.
6. Spot clean glass in entrance areas.
7. Empty all trash and cigarette receptacles.
8. Clean corridor carpets as necessary.

Monthly:

1. All resilient tile floors in public areas to be treated equivalent to spray buffing.
2. Clean interior, exterior lobby glass.

D. SERVICE LEVEL AND/OR JANITORS’ CLOSETS

Daily:

1. Maintain Janitors closet in a clean, neat and orderly condition.
2. Clean and maintain janitorial storage areas.
3. Place all trash in approved receptacles.

DUTIES FOR DAY PORTER
(Only applies to specified Buildings)

1. Wipe down elevator cab and doors, carpet swept, tracks clean on both floors, and free of trash.
2. Check trash can in parking lot and keep exterior cigarette cans clean, check dumpster pads.
3. Wipe down handrails to remove fingerprints.
4. Bathrooms: Priority in all buildings - Empty trash and clean, but only dry mop or sweep the floors, clean mirrors, make certain all toilets are clean and flushed. Check partitions and clean, check toilet paper, soap, and paper towels.
5. Clean all glass, including storefronts and exterior doors.
6. Check hallways and lobby - Vacuum as necessary.
7. Remove cobwebs from exterior doorways and light fixtures.
8. Sweep sidewalks, check for cigarette butts in grass and mulch beds.
9. Check water fountains.
10. Check stairwells - Clean as necessary.
11. Report to Landlord any bulbs out - anywhere.
12. Wipe down walls that have marks.
13. Polish wood doors - any scratches use scratch cover.
14. May add new duties as necessary.
15. Service hours are Monday - Friday (business hours).

EXHIBIT I

[RULES AND REGULATIONS]

1.
Access to Building. On Saturdays, Sundays, legal holidays and weekdays between the hours of 6:00 P.M. and 8:00 A.M., access to the Building and/or to the halls, corridors, elevators or stairways in the Building may be restricted and access shall be gained by use of a key or electronic card to the outside doors of the Buildings. Landlord shall from time to time establish security controls for the purpose of regulating access to the Building. Tenant shall be responsible for providing access to the Premises for its agents, employees, invitees and guests at times access is restricted, and shall comply with all such security regulations so established. If Tenant requires a replacement of the FOB key provided at the commencement of the Term, it shall be at Tenant’s expense. All additional keys and access cards requested by Tenant shall be provided at Tenant’s expense.

2.
Protecting Premises. The last member of Tenant to leave the Premises shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and equipment in the Premises, unless any equipment or lights are required to be operational after hours.

3.
Building Directories. The directories for the Building in the form selected by Landlord shall be used exclusively for the display of the name and location of tenants. Any additional names and/or name change requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

4.
Large Articles. Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner designated by Landlord and always at Tenant's sole responsibility. All damage done to the Building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at Tenant’s expense.

5.
Signs. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, including windows and doors, without the written consent of Landlord, and then only in such color, size, style, character and material as shall be first approved by Landlord in writing.

6.
Defacing Premises and Overloading. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window that may be unsightly from outside the Premises. Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls; blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Premises except to the extent that the character, shape, color, material and make thereof is approved by Landlord. Tenant shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein by bringing in or removing any large or heavy articles and Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord may require Tenant at its expense to supply whatever supplementary supports necessary to properly distribute the weight.

7.
Obstruction of Public Areas. Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, hall, passageway, entrance, or shipping area. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant's business so long as such persons are not engaged in illegal activities.

8.
Additional Locks. Tenant shall not attach, or permit to be attached, additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. Upon termination of this Lease or of Tenant's posses-sion, Tenant shall immediately surrender all keys to the Premises.

9.
Communications or Utility Connections. If Tenant desires signal, alarm or other utility or similar service connections installed or changed, then Tenant shall not install or change the same without the approval of Landlord, and then only under direction of Landlord and at Tenant's expense. Tenant shall not install in the Premises any equipment which requires a materially greater amount of electrical current than provided in Section 7(a)(ii) for the permitted use without the advance written consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, and Tenant shall not in any event connect a greater load than that which is safe.

10.
Office of the Building. Except as otherwise expressly provided in the Lease, service requirements of Tenant will be attended to only upon application at the office of Highwoods Properties, Inc. Employees of Landlord shall not perform, and Tenant shall not engage them to do any work outside of their duties unless specifically authorized by Landlord.

11.
Restrooms. The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whom, or whose employees or invitees, shall have caused it.

12.
Intoxication. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated, or under the influence of liquor or drugs, or who in any way violates any of the Rules and Regulations of the Building.

13.
Nuisances and Certain Other Prohibited Uses. Tenant shall not (a) install or operate any internal combus-tion engine (other than the generator(s) contemplated by the Lease), boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Premises; (b) engage in any mechanical business, or in any service in or about the Premises or Building, except those ordinarily embraced within the Permitted Use as specified in Section 3 of the Lease; (c) use the Premises for housing, lodging, or sleep-ing purposes; (d) prepare or warm food in the Premises or permit food to be brought into the Premises for consumption therein (heating coffee and individual lunches of employees excepted) except by express permission of Landlord; (e) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or place a musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; (f) use any power source for the operation of any equipment or device other than dry cell batteries or electricity; (g) operate any electrical device from which may emanate waves that could interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere; (h) bring or permit to be in the Building any bicycle, other vehicle, dog (except in the company of a blind person), other animal or bird; (i) make or permit any objectionable noise or odor to emanate from the Premises; (j) disturb, harass, solicit or canvass any occupant of the Building; (k) do anything in or about the Premises which could be a nuisance or tend to injure the reputation of the Building; (i) allow any firearms in the Building or the Premises except as approved by Landlord in writing.

14.
Solicitation. Tenant shall not canvass other tenants in the Building to solicit business or contributions and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's Permitted Use as specified in Section 3 of the Lease.

15.
Energy Conservation. Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to insure the most effective operation of the Building's heating and air conditioning, and shall not allow the adjustment (except by Landlord's authorized Building personnel) of any controls.

16.
Building Security. At all times other than normal business hours the exterior Building doors and suite entry door(s) must be kept locked to assist in security. Problems in Building and suite security should be directed to Landlord at (804) 527-6204.

17.
Parking. Parking is in designated parking areas only. There shall be no vehicles in "no parking" zones or at curbs. Handicapped spaces are for handicapped persons only and the Police Department will ticket unauthor-ized (unidentified) cars in handicapped spaces. Landlord reserves the right to remove vehicles that do not comply with the Lease or these Rules and Regulations and Tenant shall indemnify and hold harmless Landlord from its reasonable exercise of these rights with respect to the vehicles of Tenant and its employees, agents and invitees.

18.
Janitorial Service. The janitorial staff will remove all trash from trashcans. Any container or boxes left in hallways or apparently discarded unless clearly and conspicuously labeled DO NOT REMOVE may be removed without liability to Tenant. Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Tenant, or Landlord at Tenant's expense. Janitorial service will be provided after hours five (5) days a week. All requests for trash removal other than normal janitorial services should be directed to Landlord at (804 527-6204)

EXHIBIT J
[ROOFTOP EQUIPMENT]

The following Equipment specifications are provided:

1.	The make, model and serial numbers of all transmitter, receivers, antennas and associated equipment.

2.	The dimensions and specifications for any Equipment to be positioned on the Building rooftop, including:

a) The maximum height of the Equipment (from Building rooftop membrane to the highest point on the Equipment), including any mounting hardware.

b) The diameter of the satellite dish [if satellite dish] or the diameter of the antenna [if an antenna].

c) The color of any antenna that will extend above roof screens.
/
d) The dimensions (footprint) of any satellite dish supports to be placed on the rooftop and the ballast to be use [satellite dish].

e) The total weight of the rooftop Equipment.

f) A description of win-load characteristics.

g) The frequencies of all transmitter, receiver, and antennas.

h) The azimuth of all Equipment.

i) The effective radiated power for all transmitting Equipment.

3.A detailed description of power requirements and any proposed connections to Building equipment or systems.

4.	A detailed description of mounting requirements.

5. A description of the intended use of the Equipment.

LEASE AMENDMENT NUMBER ONE

This LEASE AMENDMENT NUMBER ONE entered into this ______ day of _______________, 20____ (the “First Amendment”), by and between HRLP, LLC, a Delaware limited liability company as successor in interest to Highwoods Realty Limited Partnership, with its principal office at 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604 (the “Landlord”) and SCI SERVICES, INC., a Virginia corporation (the “Tenant”).

W I T N E S S E T H:

WHEREAS, Tenant and Landlord entered into that certain Build-To-Suit Lease dated May 10, 2004 (the “Lease”), whereby Landlord leased to Tenant all of the net rentable square footage of that certain building known as the Saxon Capital Building, to be constructed on that certain real property located at 4840 Cox Road, Glen Allen, Virginia; and

WHEREAS, the parties hereto desire to alter and modify said Lease in the manner hereinafter set forth,

NOW THEREFORE, in consideration of the mutual and reciprocal promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.
Additional Allowance. In addition to the existing Allowance of $18.00 per net rentable square foot provided to Tenant in Section 3b(viii) of the Lease, Landlord hereby grants to Tenant an additional allowance of $1,500,000.00 to use for payment of the costs of the Tenant Improvements beyond the Base Building (the “Additional Allowance”), as confirmed by that certain letter agreement dated ______________, 2005, a copy of which is attached hereto as Exhibit A. The Additional Allowance shall be amortized over the initial Term of the Lease at an annual interest rate of twelve percent (12%), compounded monthly. Tenant shall pay the amortized Additional Allowance as part of Base Rent in equal monthly installments of $19,549.69 ($2.09 per rsf annually), as shown in the rent schedule set forth in Section 2 below. The cost of any Tenant Improvements in excess of the Allowance and the Additional Allowance shall be paid by Tenant in accordance with Section 3b(viii) of the Lease.

2.	Base Rent. Section 6b of the Lease, entitled “Base Rent”, is hereby amended to include the following rent schedule:

YEARS	ANNUAL NET RENT (PER RSF)*	ANNUAL AMORTIZED ADDITIONAL ALLOWANCE (PER RSF)	TOTAL MONTHLY BASE RENT	CUMULATIVE BASE RENT
1	$19.75	$2.09	$204,289.54	$ 2,451,474.48
2	$20.03	$2.09	$206,908.64	$ 2,482,903.68
3	$20.31	$2.09	$209,527.73	$ 2,514,332.76
4	$20.59	$2.09	$212,146.83	$ 2,545,761.96
5	$20.88	$2.09	$214,859.47	$ 2,578,313.64
6	$21.18	$2.09	$217,665.64	$ 2,611,987.68
7	$21.48	$2.09	$220,471.82	$ 2,645,661.84
8	$21.79	$2.09	$223,371.53	$ 2,680,458.36
9	$22.11	$2.09	$226,364.78	$ 2,716,377.36
10	$22.43	$2.09	$229,358.04	$ 2,752,296.48
11	$22.76	$2.09	$232,444.83	$ 2,789,337.96
12	$23.10	$2.09	$235,625.16	$ 2,827,501.92
BASE RENT: $31,596,408.12
*Except for Year 1, these amounts are all estimates and won’t be finalized until the Base Year Operating Expenses have been determined. Additionally, all of the above amounts are subject to change based on the final determination of the net rentable square footage of the Building. Pursuant to Section 6b of the Lease, the parties will execute an amendment establishing the actual rent schedule promptly after the completion of the Base Year.

3.
Miscellaneous. The foregoing is intended to be an addition and a modification to the Lease. Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have the same definitions ascribed in the Lease. Except as modified and amended by this First Amendment, the Lease shall remain in full force and effect. If anything contained in this First Amendment conflicts with any terms of the Lease, then the terms of this First Amendment shall govern and any conflicting terms in the Lease shall be deemed deleted in their entirety.

4. Tenant Acknowledgment. Tenant acknowledges that Landlord has complied with all of its obligations under said Lease to date, and, to the extent not expressly modified hereby, all of the terms and conditions of said Lease shall remain unchanged and in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY BLANK
SIGNATURE BLOCKS ON NEXT PAGE]

IN WITNESS WHEREOF, Tenant and Landlord have caused this instrument to be executed as of the date first above written, by their respective officers or parties thereunto duly authorized.

Tenant:

SCI SERVICES, INC.
a Virginia corporation

By:
Name:
Title:

Date:

Landlord:

HRLP, LLC
a Delaware limited partnership
By:  Highwoods Realty Limited Partnership, a North Carolina

limited partnership, its sole member
By: Highwoods Properties, Inc., a Maryland corporation,
  its general partner

By:
Paul W. Kreckman, Vice President

Date:

GUARANTOR AGREEMENT

By its execution of this First Amendment and subject to the terms set forth therein, the undersigned (“Guarantor”) hereby: (a) consents to and approves of the terms and conditions of this First Amendment; (b) acknowledges and agrees that the Lease (as amended) continues to be guaranteed by Guarantor pursuant to the terms of that certain Lease Guaranty dated May 10, 2004, executed by Guarantor; (c) ratifies and reaffirms all of the terms and provisions of the Restated Lease (as amended) and Guarantor’s guaranty; and (d) agrees that this First Amendment shall not in any manner impair, diminish, extinguish, release, reduce, terminate, limit, discharge or adversely affect the continuing liability of Guarantor.

Guarantor:

SAXON CAPITAL, INC.
a Delaware corporation

By:
Name:
Title:

Date: